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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTERVAL LEISURE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INTERVAL LEISURE GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        Notice is hereby given that the Annual Meeting of Stockholders of Interval Leisure Group, Inc., a Delaware corporation, will be held at the our offices located at 6262 Sunset Drive, Miami, Florida 33143, on Tuesday, May 24, 2011, at 4:30 p.m., local time, for the following purposes:

  1.
  To elect each of the nine nominees named in the accompanying proxy statement (or, if necessary, any substitute nominees selected by our board of directors) as a director, each to serve until the 2012 annual meeting and until his or her successor is duly elected and qualified;

  2.
  To approve a non-binding advisory resolution on executive compensation.

  3.
  To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

  4.
  To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Interval Leisure Group for the fiscal year ending December 31, 2011; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 4, 2011 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

        Your vote is important.    Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

By Order of the Board of Directors,

Victoria J. Kincke Secretary

Dated: April 7, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting on May 24, 2011.

        The 2011 Proxy Statement and 2010 Annual Report on Form 10-K are available at the website listed below beginning on or about April 13, 2011:

  •
  http://www.proxyvote.com.

INTERVAL LEISURE GROUP, INC.
6262 SUNSET DRIVE
MIAMI, FLORIDA 33143

PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        This proxy statement and the enclosed proxy card are furnished to you in connection with the solicitation of proxies by the board of directors of Interval Leisure Group, Inc., or ILG, for use at ILG's 2011 Annual Meeting of Stockholders. This proxy statement summarizes information you need to know to vote at the annual meeting. The annual meeting will be held at our principal executive office located at 6262 Sunset Drive, Miami, Florida 33143, on Tuesday, May 24, 2011, at 4:30 p.m., local time. Our telephone number is (305) 666-1861.

        The proxy materials, including this proxy statement, proxy card and our 2010 annual report, are being made available on or about April 13, 2011 to all stockholders of record on April 4, 2011. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        Electronic Access.    In accordance with rules and regulations adopted by the SEC, we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, was mailed on or about April 13, 2011 to our stockholders who owned our common stock at the close of business on April 4, 2011. Stockholders have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

        The Notice also provided instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

        Cost of Solicitation.    We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Who may vote at the meeting?

        If you owned our stock on April 4, 2011, the record date, you may attend and vote at the meeting. As of April 4, 2011, 57,454,573 shares of our common stock were outstanding and entitled to vote at the meeting. Holders of our common stock at the close of business on the record date are entitled to one vote per share on all matters voted on at the meeting.

What is the quorum requirement for the meeting?

        We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of our common stock as of the record date are present at the annual meeting, either in person or by proxy. Proxies we receive marked as abstentions or broker non-votes (shares held in "street name" by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) will be included in the calculation of the number of shares considered to be present at the meeting.

What matters will ILG stockholders vote on at the annual meeting and what vote is required for each?

ILG stockholders will vote on the following proposals:

  •
  Proposal 1—To elect each of the nine nominees named in this proxy statement (or, if necessary, any substitute nominees selected by our board of directors) as a director, each to serve until the 2012 annual meeting and until his or her successor is duly elected and qualified.

    Directors are elected by a plurality of votes cast. If you do not vote for a nominee, or if you indicate "Withhold Authority" for the nominee on your proxy card, your vote will not count either for or against a nominee. Abstentions and broker non-votes will not be voted in favor of the election of directors and also will not be counted as votes cast in the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the voting in the election of directors.

  •
  Proposal 2—To approve a non-binding advisory resolution on executive compensation.

  •
  Proposal 3—To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

  •
  Proposal 4—To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Interval Leisure Group for the fiscal year ending December 31, 2011.

    Each of proposals 2, 3 and 4 requires the affirmative approval of a majority of votes cast by holders of our common stock present in person, or by proxy, at the annual meeting. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

The Board recommends that you vote FOR the election of the nine directors listed in Proposal 1, FOR Proposals 2 and 4, and for the vote every three years in Proposal 3.

What happens if I do not give specific voting instructions?

  •
  Stockholders of Record.  If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

  •
  Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a "non-routine" matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a "broker non-vote." We believe that Proposal 4 will be considered a "routine" matter and Proposals 1, 2 and 3 will be considered "non-routine." Therefore it is important that you provide voting instructions to your broker.

How can I get electronic access to the proxy materials?

        You can view the proxy materials for the meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card. Our proxy materials are also available on our Investor Relations website at www.iilg.com.

Can I vote my shares by filling out and returning the notice?

        No. The notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

What do I need to do to vote at the annual meeting?

        We encourage you to vote promptly. Telephone and Internet voting are available through 11:59 p.m. Eastern Time on Monday, May 23, 2011. If your shares are registered in your name, then you are a "registered holder" and you may vote in person at the annual meeting or by proxy. If you decide to vote by proxy, you may do so in any one of the following ways:

  •
  By Telephone.  You may vote your shares by calling 1-800-690-6903 and following instructions provided by the recorded message. You may vote by telephone 24 hours a day. The telephone voting system allows you to confirm that the system has properly recorded your votes.

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  By Internet.  You may vote your shares over the Internet by logging onto www.proxyvote.com and following the steps outlined on the secure website. As with the telephone voting system, you will be able to confirm that the system has properly recorded your votes.

  •
  By Mail.  If you have received printed proxy materials, you may submit your proxy by mail by completing and signing your proxy card if your shares are held of record in your name or, for shares held beneficially in "street name," by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope.

  •
  In Person.  If your shares are held of record by our transfer agent in your name as of the record date, you may vote at the meeting by providing a ballot or proxy at the annual meeting. If you are a beneficial holder of shares held in "street name" through a broker, trustee, bank or other nominee that holds shares on your behalf, you may vote in person at the annual meeting by obtaining a legal proxy from the nominee that holds your shares.

        Only persons with proof of stock ownership will be admitted to the annual meeting. If you are a registered stockholder, please bring a form of photo identification with you to the annual meeting. If your shares are not registered in your name, you must bring proof of share ownership (such as a recent bank or brokerage firm account statement, together with photo identification) to be admitted to the annual meeting.

Can I change my vote?

        You may revoke your proxy at any time before a vote is taken at the meeting by giving notice to us in writing or at the meeting or by executing and forwarding a later-dated proxy to us or voting a later proxy by telephone or the Internet. Your presence at the annual meeting will not automatically revoke your proxy. If you are a beneficial stockholder only, you should check with the broker, trustee, bank or other nominee who holds your shares to determine how to change or revoke your vote.

How will my shares be voted?

        The common stock represented by your proxy will be voted in accordance with specifications provided on your proxy or voting instruction card or with specifications you provided by telephone or Internet. Proxies returned by registered stockholders without any such specifications will be voted for the election of the nine directors as set forth under Proposal 1 (Election of Directors) below and in favor of Proposal 2 (non-binding advisory vote on executive compensation), for a non-binding advisory vote on executive compensation every three years under Proposal 3 (non-binding advisory vote on frequency of votes of executive compensation) and in favor of Proposal 4 (ratification of Ernst & Young LLP as independent registered public accounting firm). If any other matters shall properly come before the annual meeting, the persons named in your proxy, or their substitutes, will determine how to vote thereon in accordance with their judgment. The board of directors does not know of any other matters that will be presented for action at the annual meeting.

 PROPOSAL 1—ELECTION OF DIRECTORS

        At the annual meeting, ILG's stockholders will be asked to vote for the election of the nine director nominees named below, each to serve until the next annual meeting and until his successor is duly elected and qualified. All of the nominees are incumbent directors. Liberty Media Corporation has the right to nominate up to 20% of the directors serving on ILG's board, as described in more detail below under "Certain Relationships and Related Transactions—Spinco Agreement."

        Common stock represented by proxies, unless otherwise specified, will be voted for the election of the nine nominees. If, by reason of death or other unexpected occurrence, any one or more of the nominees should not be available for election, the proxies will be voted for the election of one or more substitute nominees as the board may nominate.

Information Regarding the Director Nominees

        Craig M. Nash, age 57, has served as President and Chief Executive Officer of ILG since May 2008 and as Chairman of the Board of ILG since August 2008 and has served as President of Interval International, Inc., or Interval, since August 1989 and Chief Executive Officer of Interval since March 1998. Prior to assuming this role, Mr. Nash served in a series of increasingly significant roles with Interval, including as General Counsel and Vice President of Regulatory Affairs. Mr. Nash joined Interval in 1982. Mr. Nash serves on the Board of Directors of the American Resort Development Association and is also a member of its Executive Committee.

        Gregory R. Blatt, age 42, has served as a director of ILG since May 2008. Mr. Blatt has served as Chief Executive Officer of IAC, an Internet company, since December 2010. Prior to this, Mr. Blatt served as Chief Executive Officer of Match.com, an online dating service and subsidiary of IAC, since February 2009 and as General Counsel and Secretary of IAC from November 2003 to 2009 (during which time he held Senior Vice President and then Executive Vice President titles). Prior to joining IAC in November 2003, Mr. Blatt served as General Counsel of Martha Stewart Living Omnimedia, Inc. ("MSO") from May 1999 to October 2003 (during which time he held Senior Vice President and then Executive Vice President titles). Prior to joining MSO, Mr. Blatt was an associate with Grubman Indursky & Schindler, P.C., a New York entertainment and media law firm, from 1997 to May 1999, and prior to that, was an associate at Wachtell, Lipton, Rosen & Katz, a New York law firm, from 1995 to 1997. Mr. Blatt currently serves as a director of IAC, HSN, Inc., a television and online retailer and Meetic, S.A., an online dating company publicly traded on the French stock exchange, where he also serves on the audit committee.

        David Flowers, age 56, has served as a director of ILG since August 2008. Mr. Flowers has served as Senior Vice President & Treasurer of Liberty Media Corporation, which holds ownership interests in a broad range of electronic retailing, media, communication and entertainment businesses, since October 2000, Treasurer since April 1997 and Vice President since June 1995. He also served as Senior Vice President and Treasurer of Discovery Holding Company from May 2005 to September 2008. Mr. Flowers is a member of the board of directors of Summit Bank & Trust, a state chartered bank in Colorado and of Sirius XM Radio Inc., a subscription satellite radio company.

        Mr. Flowers was nominated as a director by Liberty Media Corporation.

        Gary S. Howard, age 60, has served as a director of ILG since August 2008. Mr. Howard served as Executive Vice President and Chief Operating Officer of Liberty Media Corporation from July 1998 to February 2004 as well as serving on Liberty Media Corporation's board of directors from July 1998 until January 2005. Additionally, Mr. Howard held several executive officer positions with companies affiliated with Liberty Media Corporation. Mr. Howard currently serves on the board of directors of Dish Network Corporation.

        Mr. Howard was nominated as a director by Liberty Media Corporation.

        Lewis J. Korman, age 66, has served as a director of ILG since August 2008. Mr. Korman is a business advisor to various companies: Trident Media Group, a literary agency in the media business,

since 2002; Sandler Travis Trade Advisory Services, Inc., a customs management, consulting and trade compliance company, since 2006; Sandler, Travis & Rosenberg, an international trade law firm and business practice, since 2007. Since 1999, Mr. Korman has been a director of Learning Express LLC, a company engaged in test preparation for occupational certification and test assessment for educational institutions through the internet. From 1998 through 2007, Mr. Korman served as Vice Chairman of RAB Holdings, which owned Millbrook Distribution Services (a distributor of specialty foods and health and beauty products to supermarkets), and The B. Manischewitz Company (a manufacturer of kosher and related ethnic food products). From 1997 to 2009, he was an advisor to X.L. Capital, Ltd., a reinsurance company. Mr. Korman co-produced two works of photojournalism: A Day in the Life of the United States Armed Forces (Harper Collins, May 2003) and A Day in the Life of the American Woman (Bulfinch Press, October 2005). From 1992 to 1997, until acquired by a predecessor of IAC, Mr. Korman was President and Chief Operating Officer of Savoy Pictures Entertainment, motion picture distributor and owner of four Fox affiliated television stations). He served as Senior Executive Vice President and Chief Operating Officer of Columbia Pictures Entertainment (motion picture and television production and distribution) from 1988 until 1989, and as Senior Executive Vice President of its predecessor, TriStar Pictures from 1987 until it merged with Columbia in 1988. Mr. Korman was a partner in a law firm until 1986.

        Thomas J. Kuhn, age 48, has served as a director of ILG since August 2008. Mr. Kuhn has been a Managing Director at Allen & Company LLC, an investment banking firm, since 2000. Prior to joining Allen, he had been the Senior Vice President and General Counsel of USA Networks, Inc. (a predecessor to IAC). From 1988 to 1994, Mr. Kuhn was an associate at Wachtell, Lipton, Rosen & Katz in New York City in the firm's corporate department.

        Thomas J. McInerney, age 46, has served as a director of ILG since May 2008. Mr. McInerney has been Executive Vice President and Chief Financial Officer of IAC since January 2005. Mr. McInerney previously served as Chief Executive Officer of IAC's Retailing sector from January 2003 through December 2005. Prior to this time, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster (prior to it becoming a wholly-owned subsidiary of IAC in January 2003) and its predecessor company, Ticketmaster Online-Citysearch, Inc., since May 1999. Prior to joining Ticketmaster, Mr. McInerney worked at Morgan Stanley, most recently as a Principal. Mr. McInerney currently serves as a director of HSN Inc., a television and online retailer.

        Thomas P. Murphy, Jr., age 62, has served as a director of ILG since August 2008. Mr. Murphy is Chairman and Chief Executive Officer of Coastal Construction Group, a construction company, which he founded in 1989. Mr. Murphy has over 40 years of construction and development experience, which encompasses hospitality, resort, office, retail, industrial, institutional and residential projects. Mr. Murphy is an honorary board member of Baptist Health Systems of South Florida and is a member of the National Construction Industry Round Table, the National Association of Home Builders and the Florida Home Builders Association.

        Avy H. Stein, age 56, has served as a director of ILG since August 2008 and as Lead Director since December 2008. Mr. Stein is a Managing Partner of Willis Stein & Partners, a Chicago-based private equity firm that invests in companies in the consumer, education, healthcare and specialized business service industries. Mr. Stein co-founded Willis Stein & Partners with John Willis in 1995. Mr. Stein serves many philanthropic organizations. He is a co-chairman of the Development Council for B.U.I.L.D. (Broader Urban Involvement in Leadership Development), an organization that provides career and educational development for inner city youth, a member of the board of directors of the University of Illinois Foundation and its Investment Policy Committee; a member of the Board of Trustees, former Treasurer, and Chairman of the Investment Committee of the Ravinia Festival; a Board member and member of the Executive Committee of Steppenwolf Theatre Company; a Board member of the Chicago Humanities Festival; as well as a member of CCA (Civic Consulting Alliance), the Economic Club and Commercial Club of Chicago. Mr. Stein is a certified public accountant, and received his law degree in 1980 from Harvard University.

 CORPORATE GOVERNANCE

Board of Directors

        Qualifications.    Our board of directors is comprised of individuals with an array of operating, finance and legal experience in a variety of industries. As such, they each bring an informed perspective on matters we face as a public company, including experience reading and understanding and/or preparing financial statements, compensation determinations, regulatory compliance, corporate governance, public affairs and legal matters. Our board of directors believes that each of the directors is qualified to serve as a director and member of the committees on which each serves because of the skills and qualifications acquired based on the following experience:

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  Mr. Blatt's experiences as a chief executive officer, a mergers and acquisitions attorney, a media attorney and a corporate general counsel have given him an in-depth understanding of legal, transactional and financial issues, and his experience as an executive of our former parent company provides a broad understanding of our business,

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  Mr. Flower's financial, investment and public company experience as a senior finance executive of a large public company,

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  Mr. Howard's operations, financial, accounting and public company experience as a chief executive officer, chief operating officer and finance executive at public and private companies and as a former certified public accountant,

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  Mr. Korman's operational and legal experience and his experience reading and understanding financial statements as a senior operating executive at several large public companies and as a business consultant and lawyer,

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  Mr. Kuhn's financial, legal and public company experience and his experience reading and understanding financial statements as a managing director at an investment banking firm and as the general counsel of a public company,

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  Mr. McInerney's financial and public company experience as the chief financial officer of a public company and his familiarity with ILG's business and operations as an executive of our former parent company,

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  Mr. Murphy's operational and related industry experience in development of resorts as the chief executive officer of a construction and development company,

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  Mr. Nash's industry, operational and legal experience as our chief executive officer and as a member of the executive committee of the American Resorts Development Association, and

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  Mr. Stein's financial, accounting and legal experience as a managing partner in a private equity firm and as a certified public accountant and lawyer, and his familiarity with ILG's business and operations as a principal of the private equity firm that previously owned Interval.

        Several of our directors also serve on the boards of one or more other publicly traded companies. We believe ILG benefits from the experience and expertise our directors gain from serving on those boards. The Board also believes that it is important to effective board governance and collaboration to have our CEO serve on the Board.

        Director Independence.    ILG's board of directors currently consists of nine members. The board of directors has affirmatively determined that each of Mr. Howard, Mr. Korman, Mr. Kuhn, Mr. Murphy and Mr. Stein are "independent directors" within the meaning of the NASDAQ's listing standards. In making this determination, the board of directors considers information regarding transactions, relationships and arrangements involving ILG and its businesses and each director that it deems relevant to independence, including those required by NASDAQ listing standards. This information is obtained from director responses to a questionnaire circulated by ILG management, ILG records and publicly available information. ILG management monitors those transactions, relationships and arrangements that are relevant to determinations of independence, and solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on ILG's prior independence determinations.

        Consistent with these considerations, the board of directors has reviewed all relationships and material transactions past and present between ILG and the members of the board (and their respective affiliated companies) and has affirmatively determined that each of Mr. Howard, Mr. Korman, Mr. Kuhn, Mr. Murphy and Mr. Stein are "independent directors" within the meaning of the NASDAQ's listing standards. In particular, the board considered past relationships which directors had with ILG, its former parent, IAC or with Liberty Media Corporation.

        With respect to the remaining directors, (i) Mr. Nash is an executive of ILG, (ii) Mr. Blatt and Mr. McInerney are executive officers of IAC, which was ILG's parent company prior to August 2008 and (iii) Mr. Flowers is the Senior Vice President & Treasurer of Liberty Media Corporation.

        Governance Guidelines.    ILG's board of directors has adopted Corporate Governance Guidelines that are available on our website at www.iilg.com.

        Meetings.    During 2010, the board of directors held five meetings. All of our directors attended at least 75% of these meetings. Our directors are encouraged but not required to attend the annual meeting of stockholders. At our 2010 Annual Meeting of Stockholders, three of our directors were in attendance. The independent directors of the board regularly meet in executive session without management.

        Board Leadership Structure.    Mr. Nash serves as both our Chairman of the Board and our President and Chief Executive Officer. We believe that by serving in these dual capacities, Mr. Nash is well-situated to execute our business strategy. Because Mr. Nash has primary management responsibility with respect to the day-to-day business operations of our company, he is in the most effective position to chair regular meetings of the Board of Directors and to help ensure that key business issues are communicated to the board of directors. Mr. Stein was named lead director in December 2008. As lead director, Mr. Stein serves as a liaison between the Chairman of the Board and the other directors and presides at meetings of the independent directors.

        Risk Oversight.    Risk assessment and management is an integral part of our board of director and committee deliberations throughout the year. Our board of directors' role primarily is oversight of the risk management processes implemented by our management team. This role is performed through the board committees as well as the board of directors as a whole. The audit committee annually reviews an assessment prepared by management of the critical risks facing ILG, their relative magnitude and management's actions to mitigate these risks. The audit committee also monitors risks related to investments and liquidity, financial covenants and related party transactions. The compensation committee reviews risks relating to our compensation practices. The results of these reviews are discussed with the entire board of directors which also reviews overall strategic and operational risks. We believe these risk oversight functions allow our directors to make well-informed decisions and increase the effectiveness of our leadership structure.

Committees of the Board of Directors

        The board of directors has a standing audit committee, compensation and human resources committee, and nominating committee, each of which operates under a written charter, as well as an executive committee. Current copies of these charters are available to stockholders on our website, www.iilg.com, under "Corporate Governance." Each director serving as a member of a board committee, other than the executive committee, is an independent director within the meaning of the NASDAQ's listing standards applicable to such members and under the applicable committee's charter.

        The following table sets forth the current members of each standing committee of our board of directors:

Name	Audit	Compensation	Nominating	Executive
Craig M. Nash				X
Gregory R. Blatt				X
David Flowers
Gary S. Howard	X
Lewis J. Korman	C		X
Thomas J. Kuhn	X		C
Thomas J. McInerney
Thomas P. Murphy, Jr.		X
Avy H. Stein		C		X

X
= member, C = Chair

        Audit Committee.    The members of the audit committee are Mr. Howard, Mr. Kuhn and Mr. Korman, chairman of the audit committee. The audit committee assists the board of directors in fulfilling its oversight responsibilities for the integrity of our accounting, auditing, financial reporting and financial control practices. The audit committee monitors:

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  the integrity of ILG's financial statements,

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  the effectiveness of ILG's internal control over financial reporting,

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  the qualifications and independence of ILG's independent registered public accounting firm,

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  the performance of ILG's internal audit function and independent registered public accounting firm and

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  the compliance by ILG with legal and regulatory requirements.

In addition, the audit committee considers and pre-approves audit and any non-audit services proposed to be performed by the independent registered public accounting firm. The audit committee also reviews related party transactions, our code of ethics and the process for receiving, retaining and treating employee complaints regarding accounting, internal control over financial reporting and auditing matters.

        Our board of directors has determined that Mr. Howard meets the requirements for an audit committee financial expert under Item 407 of Regulation S-K promulgated under the Securities Act of 1933. During 2010, the audit committee held ten meetings. Each committee member attended more than 75% of the aggregate number of meetings of the audit committee.

        Compensation and Human Resources Committee.    The members of the compensation and human resources committee are Mr. Murphy and Mr. Stein, chairman of the committee. The compensation and human resources committee is authorized to exercise all of the powers of the ILG board of directors with respect to matters pertaining to compensation and benefits that affect the executive officers of ILG, including, but not limited to:

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  salary,

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  incentive/bonus plans,

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  stock compensation plans, and

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  retirement programs.

        To assist in this process, the compensation and human resources committee reviews data and recommendations from an independent compensation consultant based on the compensation paid to officers at comparable companies. During 2010, the compensation and human resources committee held five meetings and each committee member attended more than 75% of these meetings. For more information on how executive compensation decisions are made, see "Compensation Discussion and Analysis."

        Nominating Committee.    The members of the nominating committee are Mr. Korman and Mr. Kuhn, chairman of the committee. The nominating committee:

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  identifies and recommends for nomination qualified individuals for election as directors,

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  oversees the composition of the committees of the board of directors,

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  oversees periodic self-evaluation of the board of directors and its committees, and

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  reviews compensation of directors.

        During 2010, the nominating and corporate governance committee held four meetings, and each committee member attended more than 75% of these meetings.

        Stockholders may recommend individuals to the nominating committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of ILG's common shares for at least a year as of the date such recommendation is made, to the following address: Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attn: Victoria J. Kincke, Secretary. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        The nominating committee has not established specific minimum qualifications a candidate must have in order to be recommended to the board of directors. However, in determining qualifications for directors, the committee considers whether the potential candidate qualifies as independent under NASDAQ listing standards, his or her familiarity with reviewing or preparing financial statements and other skills and experience, as well as whether such candidate will effectively serve stockholders' long-term interests and contribute to ILG's overall corporate goals. As stated in our corporate governance guidelines, the committee and the board of directors seek to include a diversity of backgrounds, perspectives and skills among board members. While the committee does not use any particular benchmarks with respect to these qualities, it looks to include a balance of backgrounds, perspectives and skills on the board of directors as a whole. The nominating committee will consider potential board candidates recommended by stockholders and others, including management and current directors and the nominating committee may retain a board search consultant to assist in searching for potential board candidates. The committee has not engaged a consultant at this time.

        Executive Committee.    The members of the executive committee are Mr. Nash, Mr. Blatt and Mr. Stein. The executive committee has all the power and authority of the ILG board of directors, except those powers specifically reserved to the ILG board of directors by Delaware law or ILG's organizational documents.

        Other Committees.    In addition to the foregoing committees, the ILG board of directors, by resolution, may from time to time establish other committees of the ILG board of directors, consisting of one or more of its directors.

Stockholder Communications with the Board of Directors

        Any stockholder who desires to communicate with any of the members of ILG's board of directors may do so electronically by sending an email to boardofdirectors@iilg.com. Alternatively, a stockholder may communicate with the members of the board of directors by writing to Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attn: Victoria J. Kincke, Secretary. Communications may be addressed to an individual director, a board committee, the non-management directors or the full board of directors. All such communications must identify the author as a stockholder and provide evidence of the sender's stock ownership. Communications received by the Secretary will be reviewed by the Secretary and, if appropriate, distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Director Compensation

        Non-Employee Director Arrangements.    Each member of the ILG board of directors that is not an employee of ILG or its affiliates receives an annual retainer in the amount of $50,000. Each member of the audit and compensation and human resources committees (including their respective chairs) receives an additional annual retainer in the amount of $10,000. Each member of the nominating committee (including its chair) receives an additional annual retainer in the amount of $5,000. Lastly, the chair of each of the audit and compensation and human resources committees receives an additional annual chairperson retainer in the amount of $15,000.

        In addition, each non-employee director receives a grant of restricted stock units, or RSUs, with a dollar value of $100,000 upon his or her initial election to the ILG board of directors and annually thereafter upon re-election on the date of ILG's annual meeting of stockholders. The terms of these restricted stock units provide for (i) vesting in two equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested units in their entirety upon termination of service with the ILG board of directors and (iii) full acceleration of vesting upon a change in control of ILG. Non-employee directors are also reimbursed for all reasonable expenses incurred in connection with attendance at ILG board and committee meetings.

        Deferred Compensation Plan for Non-Employee Directors.    Under ILG's Deferred Compensation Plan for Non-Employee Directors, non-employee directors are able to defer all or a portion of their board and board committee fees. Eligible directors who defer all or any portion of these fees can elect to have such fees applied to the purchase of share units, representing the number of shares of ILG common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on ILG common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to be a member of the ILG board of directors, he or she will receive (i) with respect to share units, such number of shares of ILG common stock as the share units represent and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments will be made in either one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election.

        The following table and footnotes provide information regarding the compensation of non-employee members of ILG's board of directors for fiscal year 2010.

Director Compensation

	Total Fees Earned or Paid in Cash
Name	Fees Paid in Cash ($)	Fees Deferred ($)(1)	Stock Awards ($)(2)	Total ($)
Gregory Blatt(3)	50,000	—	99,993	149,993
David Flowers(4)	—		—	—
Gary Howard(3)	60,000	—	99,993	159,993
Lewis Korman(3)	80,000	—	99,993	179,993
Thomas Kuhn(3)	—	65,000	99,993	164,993
Thomas McInerney(3)	50,000	—	99,993	149,993
Thomas Murphy, Jr.(3)	60,000	—	99,993	159,993
Avy Stein(3)	—	75,000	99,993	174,993

(1)
Represents the dollar value of fees elected to be deferred pursuant to ILG's Deferred Compensation Plan for Non-Employee Directors, as described above. Both Mr. Kuhn and Mr. Stein have elected for this entire amount to be deferred as share units.

(2)
All amounts for stock awards are the aggregate grant date fair value of the RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718"). Each non-employee director received 7,022 restricted stock units on June 15, 2010.

(3)
Each of Messrs. Blatt, Howard, Korman, Kuhn, McInerney, Murphy and Stein held 12,166 RSUs as of December 31, 2010. In addition, Mr. McInerney also held options to purchase 16,813 shares of ILG stock and 467 restricted stock purchase rights, which were granted to him by IAC/InterActiveCorp, our former parent company.

(4)
Mr. Flowers is an employee of our affiliate and does not receive any compensation for his services as a director of ILG.

        The nominating committee has primary responsibility for establishing non-employee director compensation arrangements, which are designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of ILG stock to further align directors' interests with those of ILG's stockholders. When considering non-employee director compensation arrangements, the nominating committee consulted with Meridian Compensation Partners regarding trends in non-employee director compensation arrangements prior to determining not to make any adjustments during 2010.

Compensation Committee Interlocks and Insider Participation

        Mr. Stein and Mr. Murphy served on our compensation and human resources committee during 2010 and neither has been an officer or employee of ILG. None of ILG's executive officers or directors serves or has served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of ILG's board of directors or compensation committee.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        Fiscal year 2010 continued to be a challenging environment for our principal business segment, Membership and Exchange, while our Management and Rental segment began to benefit from the economic recovery and the increased demand for travel to Hawaii. The following chart summarizes key financial results for 2010 compared to 2009 (dollars in million except per share and percentage data):

	Year Ended December 31,
	2010	2009	% Change
Revenue	$409.4	$405.0	1.1
Net income attributable to common stockholder	$42.4	$38.2	11.0
EBITDA(1)	$151.5	$148.2	2.2
Diluted earnings per share	$0.73	$0.67	9.0
Price per share at December 31(2)	$16.14	$12.47	29.4

(1)
EBITDA is defined as net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense of intangibles, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. A reconciliation is provided in Appendix A. ILG's presentation of EBITDA may not be comparable to similarly-titled measures used by other companies. Since there were no one time charges, this amount equals the EBITDA for calculation of long-term incentives. For determining annual incentives for 2010, the budgeted amount of bonus accrual is deducted from the target and the actual amount of bonus accrual is deducted from the calculation of actual EBITDA.

(2)
Based on the closing price for ILG shares on The NASDAQ Stock Market on that date.

        During 2010, the compensation and human resource committee (often referred to as the compensation committee) did not make significant changes to its executive compensation program. However, in conjunction with discussions with its outside consultant and recommendations from management, the performance RSUs were re-structured to require the grant to be earned over a three-year period based on annual EBITDA performance for the three-year performance period.

        The following compensation discussion and analysis discusses our executive compensation programs for 2010. This section focuses on the compensation decisions made for the following individuals who are referred to as the named executive officers:

Craig M. Nash	Chairman, President and Chief Executive Officer
Jeanette E. Marbert	Executive Vice President and Chief Operating Officer
William L. Harvey	Executive Vice President and Chief Financial Officer
Victoria J. Kincke	Senior Vice President, General Counsel and Secretary
John A. Galea	Senior Vice President and Chief Accounting Officer

Philosophy and Objectives of Compensation

        ILG's executive officer compensation program is designed to attract, reward, motivate, and retain top executives and to provide appropriate incentives for achieving ILG's goals and objectives. A significant portion of each executive's pay is based on corporate performance. ILG's compensation program rewards annual performance through an annual bonus program and long-term value creation through equity participation. The total compensation opportunities at target levels of performance are provided near the median of the market, with individual differentiation to reflect executive experience, performance, internal equity, and unique customer relationships that may be difficult to replace.

Compensation Methodology

        Roles and Responsibilities.    Our executive officer compensation program is administered by our compensation and human resource committee. In 2010, the compensation committee transitioned its consulting engagement from Hewitt Associates (now AonHewitt) to Meridian Compensation Partners, LLC, following Hewitt's spin-off of Meridian as an independent compensation consulting group. Meridian is an independent consultant, wholly owned by its partners, that provides solely executive compensation advisory services to the compensation committee and also served as a consultant to the nominating committee on director compensation, but does not provide any other services to ILG. Some of the analysis provided to the compensation committee in connection with the formulation of 2010 compensation decisions was provided by Hewitt Associates, in its role as compensation consultant prior to the formation and engagement of Meridian Compensation Partners.

        Meridian provided annual market and other specific information on executive pay including advising on the structure of the executive compensation program. At the request of the compensation committee, Meridian attended in person the compensation committee's meeting to formulate the 2010 incentive programs, and was otherwise available to participate in subsequent meetings by phone.

        Our chief executive officer makes recommendations to the compensation committee regarding salary and bonus payments for the other executive officers. In addition, our chief executive officer, chief operating officer and chief financial officer make recommendations on performance goals and provide information and recommendations as to whether performance goals were achieved.

        Peer Groups.    At the end of 2009, under the direction of the compensation committee, Hewitt conducted a benchmarking study of compensation levels and design practices for the top executive positions. The analysis compared ILG to two different peer groups set forth below. Both management and our compensation committee believe that the hospitality industry peer group should be the primary reference point, while the general industry group is more relevant as a secondary reference.

1.
A group of 23 public companies in the hospitality industry. Although no other public companies are directly comparable to ILG and its business, the broader hospitality industry does compete with ILG for executive talent.

Ambassadors Group, Inc.	Morgans Hotel Group Co.
Ambassadors International Inc.	Orbitz Worldwide, Inc.
Bluegreen Corp.	Priceline.com, Inc.
Carnival Corp.	Red Lion Hotels Corp.
Choice Hotels International Inc.	Rewards Network Inc.
Expedia, Inc.	Royal Caribbean Cruises Ltd.
Gaylord Entertainment Co.	Silverleaf Resorts Inc.
Great Wolf Resorts, Inc.	Starwood Hotels & Resorts Worldwide Inc.
Interstate Hotels & Resorts Inc.	Viad Corp.
Lodgian Inc.	Wyndham Worldwide Corp.
Marcus Corp.	Wynn Resorts Ltd.
Marriott International Inc.
2.
A group of 39 companies representing all the general industry companies in Hewitt's proprietary executive compensation database with annual revenue less than $1.4 billion, excluding companies in financial services or energy utilities. This group provided a broad-based comparison with respect to companies with comparable revenues and market capitalization as ILG.

ACI Worldwide	The Aerospace Corporation
Aerojet-General Corporation	Ameron International Corporation
AZZ Incorporated	Johnson Outdoors Inc.

Bush Brothers & Company	LINK-BELT
The Children's Hospital	MAN Diesel North American, Inc.
Elkay Manufacturing Company	The MITRE Corporation
Equity Office Properties Trust	MLF Frozen Bakery
ESCO Technologies Inc.	Motor Coach Industries
Federal Signal	Neenah Paper, Inc.
Fellowes, Inc.	OMNOVA Solutions Inc.
Foster's Wine Estates Americas	Panduit Corp.
Gaylord Entertainment	The Rand Corporation
Graco Inc.	RehabCare Group, Inc.
Haskell	TDS Telecommunications Corporation
HNTB Companies	Tecumseh Products Company
Hollister Incorporated	Timex Corporation
Hot Topic	TransUnion LLC
IHS Group	Valeant Pharmaceuticals International
Industrial Electric Wire and Cable	Ventana Medical Systems, Inc.
Intercontinental Hotels Group

        The compensation committee reviewed both the levels of total compensation for each of the named executive officers as well as the relative contribution of each different element of such individual's compensation against these two peer groups and similarly situated individuals within these two peer groups. Our named executive officers were generally about the 50th percentile market levels for total targeted compensation. Our chief executive officer's total target compensation mix aligned with the median of the hospitality industry peer group, the primary reference group; while other ILG named executive officers have a proportionately larger amount of total compensation in base salary and annual targeted annual incentives than market peers. This relates to certain historical arrangements agreed to prior to the spin-off from IAC as well as the specialized nature of our business and the experience of our executive officers.

Elements of Compensation and 2010 Compensation

        The total compensation program for ILG's named executive officers consists of salary, annual incentives, long term incentives (typically equity awards), perquisites and other benefits. While these programs are reflective of those in place at the peer companies, they are tailored to meet ILG's business objectives and environment.

        Salary.    Management and the compensation committee consider a number of factors in determining base salaries of named executive officers, including corporate performance and with respect to an individual executive the assumption of additional responsibilities, internal equity, periodic market checks and other factors which demonstrate an executive's increased value to ILG.

        The amounts of salary for Mr. Nash, Ms. Marbert and Mr. Harvey are based upon the levels agreed in their respective employment agreements entered into in 2008 in connection with the spin-off from IAC. These agreements were entered into prior to ILG forming an independent compensation committee. The compensation committee has the authority to increase but not decrease the level of salary set forth in each of these agreements. ILG instituted a salary freeze in late 2008 which is being lifted in 2011. Based upon the results of the benchmarking and the uncertain economic environment, the chief executive officer recommended, and the compensation committee approved, not providing salary increases to the named executive officers during 2010.

        Annual Incentives.    ILG's annual incentive program is designed to reward performance on an annual basis. Because of the variable nature of the program, and because in any given year bonuses have the potential to comprise a significant component of an executive's total compensation, the bonus program represents an important incentive tool to achieve ILG's annual objectives and to attract, motivate and retain executive talent.

        Our annual incentive program, implemented under our 2008 Stock and Annual Incentive Plan, provides for a cash payment in an amount based upon each executive's target short-term incentive opportunity that may be paid based on ILG financial performance, and, for some executives, individual performance. ILG generally pays bonuses during the first quarter following finalization of financial results for the prior year.

        For 2010, the named executive officers were measured, in whole or in part, based on ILG's consolidated EBITDA performance. EBITDA was selected as the performance measure because it best reflects the financial focus of ILG and aligns the program with ILG's key business goals. The target EBITDA level was based on the 2010 budget. For this purpose EBITDA is defined as net income excluding, if applicable: (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income tax provision, (6) interest income and interest expense, (7) other non-operating income and expense, (8) one time charges and (9) amounts accrued for bonus payments.

        The following table shows the EBITDA goals for 2010 for the annual incentive program. Payouts range from a minimum of 0% to a maximum of 200% of target, with results interpolated for points in between established goals:

EBITDA (Millions)	Annual Incentive Payout as a % of Target
Below $119.8	0%
$119.8	50%
$134.7	75%

$149.7	100%

$164.7	125%
$179.6	150%
$194.6	175%
Above $194.6	200%

        For each of Mr. Nash and Ms. Marbert the target bonus was 100% of salary and all of the annual incentive was based on meeting the target EBITDA. Mr. Harvey's target bonus was 75% of salary, and each of Ms. Kincke's and Mr. Galea's target bonus was 50% of salary. Mr. Galea's target bonus was raised to 50% from 40% the prior year based on the scope of his responsibilities and internal equity considerations. For each of Mr. Harvey, Ms. Kincke and Mr. Galea, 75% of their target bonus was based on the ILG EBITDA target described above and the remaining 25% was based on subjective individual performance. These target levels were determined based on the particular experience, performance, roles and responsibilities of the individual executives.

        Actual 2010 EBITDA (as defined above for purposes of the annual incentive program) was $156.8 million. Therefore, the annual incentives earned based on ILG's financial performance were

111.8% of the targets. The following table shows the annual incentive amounts paid to each of the named executive officers:

	Annual Incentive Based on EBITDA($)	Annual Incentive Based on Subjective Criteria($)	Total Annual Incentive Paid ($)
Craig M. Nash	838,374	250	838,624
Jeanette E. Marbert	447,133	250	447,383
William L. Harvey	204,354	61,188	265,542
Victoria J. Kincke	104,797	31,500	136,297
John A. Galea	104,797	31,500	136,297

        With respect to the portion of the incentives based on subjective individual performance, the compensation committee determined, following a discussion with Mr. Nash regarding the individual performance of each of Mr. Harvey, Ms. Kincke and Mr. Galea, that each of them had earned the target amount. In making this determination, consideration was given to each individual's contribution to the corporate performance during 2010, especially given the difficult economic and industry conditions. In addition, all employees, including the named executive officers, received a $250 holiday bonus.

        Long-Term Incentives.    In determining ILG's long-term incentive programs, the compensation committee is guided by the belief that through providing a meaningful portion of an executive officer's compensation in stock, his or her incentives are aligned with our stockholders' interests in a manner that drives better performance over time. In setting individual award levels, important considerations include effective retention, past performance, incentives necessary for strong future performance and issues of internal equity.

        Our long-term incentive program, implemented under our 2008 Stock and Annual Incentive Plan, consists of two components, each of which is subject to performance hurdles. The first component is referred to as annual RSUs. The annual RSUs are performance-based restricted stock units that are granted during the first quarter of the fiscal year and are deemed earned only after a determination by the compensation committee that the specified performance conditions have been met. Once earned, these annual RSUs vest in equal portions on each of the first four anniversaries of the grant date, subject to continued employment. The second component is referred to as performance RSUs. These performance-based restricted stock units are granted during the first quarter of the fiscal year and vest on the third anniversary of the grant date, following a determination by the compensation committee of the number of shares earned based on the specified performance conditions.

        For 2010, 75% of the total long-term incentive opportunity was granted through annual RSUs and 25% was granted through performance RSUs. This allocation reflects the compensation committee's view that time-vested awards can achieve the goal of aligning executive's and shareholders' interests, while mitigating the impact that the current unpredictable economic environment has on ILG's and our executives' ability to meet performance targets.

        For Mr. Nash the value set for his grant of RSUs (including annual and performance at target level) was $1.5 million. The grant value of the total annual and performance RSUs at target level for Ms. Marbert was $400,000, for Mr. Harvey was $225,000, and for each of Ms. Kincke and Mr. Galea was $150,000. These amounts were converted to shares based on $13.61 per share, the trailing twenty trading day average on the date of grant by the compensation on March 2, 2010. At March 2, 2010, the fair value was $14.58 per share and this amount is used to determine the grant date fair value in the

Summary Compensation Table. The grant levels were determined based on the particular experience, performance, roles and responsibilities of the individual executives and are summarized as follows:

	Annual RSUs(#)	Performance RSUs(#)	Total RSUs(#)
Craig M. Nash	82,660	27,553	110,213
Jeanette E. Marbert	22,043	7,348	29,391
William L. Harvey	12,399	4,133	16,532
Victoria J. Kincke	8,266	2,755	11,021
John A. Galea	8,266	2,755	11,021

        Annual RSUs.    The annual RSUs will vest 25% each year with full vesting occurring four years after the date of grant. The requirement for the annual RSUs is achievement of at least one of the following performance conditions that were set in early March of 2010: (1) membership count as of the end of the second, third or fourth fiscal quarter of 2010 exceeding the specified amount, (2) the number of exchange transactions during 2010 exceeding a specified amount; or (3) the retention rate of members for the twelve month period ended as of the end of the second, third or fourth fiscal quarter of 2010 exceeding a specified percentage. Management provided a schedule of the relevant metrics in order for the compensation committee to certify that the relevant targets have been met for the 2010 grant. These awards will vest as described above.

        Performance RSUs.    ILG's 2009 grant of performance RSUs were earned based on ILG's attainment of a specified EBITDA target for fiscal year 2009. However, the compensation committee appreciates that a longer performance measurement period maximizes the alignment of executive interests with the shareholders' interest in long-term growth. Accordingly, with respect to the 2010 performance RSUs, the compensation committee worked with management to take steps towards implementing a three year performance measurement period. Given the limited visibility of future performance at the time, the compensation committee determined to set an EBITDA target for 2010, which if met would entitle executives to earn one-third of the target level of performance RSUs, although actual vesting does not occur until the third anniversary of the grant date. In addition, the compensation committee is required to set targets for each of 2011 and 2012 EBITDA within the first 90 days of the start of each year, based on budgeted EBITDA. As with 2010, one-third of the target performance RSUs would be earned upon attaining each of the 2011 and 2012 EBITDA targets.

        Further, if the actual cumulative EBITDA amount for 2010 and 2011 exceeds the cumulative target EBITDA for those two years, then two-thirds of the performance RSUs will be earned, although actual vesting does not occur until the third anniversary of the grant date. Also, if target levels of cumulative EBITDA performance for 2010-2012 are achieved, the target performance shares will be earned.

        In addition, if a higher level of cumulative EBITDA performance for 2010-2012 is achieved, additional shares will be earned. If a lower level of cumulative EBITDA performance is achieved, fewer shares will be earned. If minimum performance levels are not achieved, no performance shares will be earned, provided that no annual or cumulative targets (as described above) have been met. The following table describes the relationship between the target cumulative EBITDA for 2010 - 2012 for the performance RSUs. Subject to the ability to earn a portion of the RSUs based on annual targets, performance RSUs earned could be a minimum of 0% or a maximum of 200% of the target and will be interpolated for points in between based on ILG's EBITDA performance:

EBITDA	Performance RSUs Earned as a % of Target
Below T-20%	0%
T-20%	50%
T-10%	75%

Target Cumulative EBITDA(T)	100%

T+10%	125%
T+20%	150%
T+30%	175%
Above T+30%	200%

        For this purpose EBITDA is defined as net income excluding, if applicable: (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense, (4) goodwill and asset impairments, (5) income tax provision, (6) interest income and interest expense, (7) other non-operating income and expense, and (8) one time charges. In this regard, the definition of EBITDA for the performance RSUs differs slightly from those for the annual incentives, in that EBITDA for the annual incentive program excludes the bonus accrual.

        Shares earned based on 2010, 2011, 2012 and cumulative EBITDA performance will vest on the third anniversary of the grant date, subject to certification of performance by the compensation committee and continued employment. The target for 2010 EBITDA for performance RSUs was $144.5 million. Actual 2010 EBITDA (as defined above for purposes of the long-term incentive program) was $151.5 million. Therefore, one-third of the target performance RSUs have been earned.

        Clawback Provisions and Hedging.    Both the annual RSUs and the performance RSUs have clawback provisions in the event an executive is terminated for cause or it is determined that during the two year period prior to termination there was an event or circumstance that would have been grounds for termination for cause. In such event, ILG has the right to cancel all annual and performance RSUs that have not yet vested. In addition, to the extent any annual or performance RSUs vested within two years following the event that was or would have been grounds for termination for cause, ILG may cause such executive to return any shares or pay amounts realized from the settlement of shares issued upon vesting of such RSUs.

        Under our Policy on Securities Trading, our directors, executives and other employees are prohibited from engaging in hedging transactions involving ILG stock or derivatives as well as engaging in short sales involving ILG stock.

  Change of Control and Severance

        ILG believes that providing executives with severance and change of control protection is important to allowing executives to fully value the forward-looking elements of their compensation packages, and therefore limit retention risk during uncertain times. Prior to the spin-off and the formation of the compensation committee, ILG entered into employment arrangements with Mr. Nash and Ms. Marbert that provide for salary continuation and payment of a pro rated bonus for the year of termination in the event of certain qualifying employment terminations beyond the control of the executive. Mr. Nash's employment agreement, which was negotiated with IAC and not subject to compensation committee approval, also requires either (1) a decrease of payments upon a change of control if such payments would have exceeded 2.99 times the base amount under Section 280G of the Internal Revenue Code by no more than 110% or (2) a gross-up of payments subject to excise tax if the payments due upon a change of control would have exceeded 2.99 times the base amount by more than 110%. Also, in connection with the spin-off, ILG entered into an employment agreement with Mr. Harvey and severance agreements with Ms. Kincke and Mr. Galea that provide for salary continuation in the event of a qualifying termination. These arrangements are described below in "Executive Compensation—Executive Agreements."

        In addition, the employment agreements, as amended, with each of Mr. Nash, Ms. Marbert and Mr. Harvey provide that vesting of RSUs granted at or after the time of the spin-off will accelerate upon a qualifying termination if the vest date (determined as if all such RSUs vested in equal annual installments) would have occurred during the period of salary continuation. The employment agreements further provide that vesting of RSUs granted at or after the time of spin-off will accelerate upon a change of control if the vest date (determined as if all such RSUs vested in equal annual installments) would have occurred during the two years following the change of control. The terms and conditions of the RSUs held by our named executive officers provide that the vesting of such RSUs will be accelerated upon a qualifying termination following a change of control.

  Other Compensation

        Under other limited circumstances, ILG executive officers have received non-cash and non-equity compensatory benefits, including supplemental disability policies and related tax re-imbursement for Mr. Nash and Ms. Marbert, group life insurance for all executives and an auto allowance for Mr. Nash. The values of these benefits are reported under the heading "Other Annual Compensation" in this proxy statement pursuant to applicable rules.

        The executive officers do not participate in any deferred compensation or retirement program other than ILG's 401(k) plan. ILG did not match 401(k) contributions during 2010 but plans to reinstitute matching in 2011 for certain businesses.

        Our CEO has on occasion had family members accompany him on the private aircraft in which ILG owns a fractional interest for business trips. In each case, he reimburses ILG for the greater of the incremental costs of such use or the cost of a commercial first class ticket.

  Tax Deductibility

        Our compensation committee's practice has been to structure ILG's compensation program in such a manner so that the compensation is deductible by ILG for federal income tax purposes. However, because ILG executive officers became subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, as a result of the spin-off, certain compensatory arrangements established prior to the spin-off but that are paid or vested following the spin-off will not result in deductible compensation for ILG.

2011 Compensation Decisions

        While ILG has lifted its salary freeze for 2011, our chief executive officer has recommended and the compensation committee has agreed that the named executive officers will not receive an increase in salary for 2011. With respect to annual incentive compensation, the compensation committee has determined that 20% of the target amount will be determined based on revenue targets, with the remaining 80% based on EBITDA targets for the chief executive officer and chief operating officer. Annual incentives for our other executive officers will be 20% based on revenue, 60% based on EBITDA and 20% based on subjective factors.

        The performance RSUs granted in 2011 as part of the long-term incentives may be earned based on a three year cumulative EBITDA for 2011 through 2013. The annual RSUs have been granted on a similar basis as 2010.

Compensation and Human Resources Committee Report

        The compensation and human resources committee reviewed and discussed the compensation discussion and analysis for the year ended December 31, 2010 with ILG's management. Based on the review and discussions with management, the compensation and human resources committee recommended to the board of directors that the compensation discussion and analysis be included in ILG's annual report on Form 10-K and this proxy statement.

Compensation and Human Resources Committee

Avy H. Stein, Chairman
Thomas P. Murphy, Jr.

 EXECUTIVE COMPENSATION

        The following table sets forth information concerning the total compensation received for services rendered to ILG and its subsidiaries during 2008, 2009 and 2010 by our chief executive officer, chief financial officer, and our three other most highly compensated executive officers for 2010, all of whom are referred to in this proxy statement as named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Craig Nash	2010	750,000	250	1,606,906	838,374	44,295	3,239,825
Chairman, President and	2009	750,000	—	1,741,496	921,959	44,703	3,458,158
CEO	2008	716,667	750,000	7,999,997	—	42,726	9,509,390
Jeanette Marbert	2010	400,000	250	428,506	447,133	8,942	1,284,831
Chief Operating Officer	2009	400,000	—	464,394	491,711	10,125	1,366,230
	2008	384,375	400,000	2,508,799	—	12,650	3,305,824
William Harvey(3)	2010	325,000	61,188	241,037	204,354	1,209	832,788
Chief Financial Officer	2009	325,000	60,938	261,222	224,728	2,709	874,597
	2008	162,500	70,500	749,998	—	3,770	986,768
Victoria Kincke	2010	250,000	31,500	160,686	104,797	897	547,880
General Counsel	2009	250,000	31,250	232,192	115,245	1,479	630,166
	2008	238,380	100,000	152,640	—	4,001	495,021
John Galea	2010	250,000	31,500	160,686	104,797	1,677	548,660
Chief Accounting Officer	2009	250,000	25,000	174,147	92,196	1,767	543,110
	2008	250,000	100,000	152,640	—	5,530	508,170

(1)
Represents the grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with RSUs granted during the applicable year under our 2008 Stock and Annual Incentive Plan, as amended. These awards consist of annual RSUs, cliff vesting RSUs and performance RSUs. Awards with performance conditions are computed based on the probable outcome of the performance conditions assuming target performance. For the value of the 2010 performance RSUs, at the date of grant we estimated the future payout at the target level which provided grant date fair values as follows: Nash—$401,723; Marbert—$107,134; Harvey—$60,259, Kincke—$40,168 and Galea—$40,168. A description of the awards can be found in the "Compensation Discussion and Analysis-Long-Term Incentives" above.

In accordance with SEC rules, we are also required to disclose the grant date fair value for awards with performance conditions assuming maximum performance. The grant date fair value of the 2010 performance RSUs, assuming maximum performance, are as follows: Nash—$803,446; Marbert—$214,268; Harvey—$120,518, Kincke—$80,336 and Galea—$80,336.

(2)
See the table below for all other compensation included in this column for 2010. ILG suspended the 401(k) plan Company match effective March 1, 2009. In addition, as described above in "Compensation Discussion and Analysis—Other Compensation," Mr. Nash has on occasion had family members accompany him on business trips on the private aircraft in which ILG owns a fractional interest and has reimbursed ILG for the greater of the incremental costs of such use or the cost of a commercial first class ticket.

Name	Supplemental Disability Insurance ($)	Tax Reimbursement ($)	Automobile Allowance ($)	Group Term Life ($)	Total All Other Compensation ($)
Craig Nash	19,732	6,551	14,400	3,612	44,295
Jeanette Marbert	4,718	2,706	—	1,518	8,942
William Harvey	—		—	1,209	1,209
Victoria Kincke	—		—	897	897
John Galea	—		—	1,677	1,677
(3)
Mr. Harvey joined ILG on June 30, 2008.

Executive Agreements

        Craig M. Nash.    Mr. Nash entered into a four-year employment agreement that was effective upon the spin-off on August 20, 2008. Under this agreement, Mr. Nash receives a base salary of $750,000 and is entitled to receive a discretionary annual bonus with a target of 100% of base salary and a minimum bonus of $250,000 in the event certain EBITDA targets to be established annually by the compensation and human resources committee are achieved, provided that a bonus equal to 100% of base salary was guaranteed for 2008. The agreement also provided for the grant of RSUs with a value of $8 million at the time of the spin-off, of which 75% vest annually over four years and 25% vest at the end of four years. The agreement will automatically renew for one year terms unless terminated by either party.

        Jeanette E. Marbert.    Ms. Marbert entered into a four-year employment agreement that was effective upon the spin-off. Under this agreement, Ms. Marbert receives a base salary of $400,000 and is entitled to receive a discretionary annual bonus, with a target of 100% of base salary. ILG guaranteed the target bonus for 2008. The agreement also provided for the grant of RSUs worth $2 million at the time of the spin-off, of which 75% vest annually over four years and 25% vest at the end of four years. The agreement will automatically renew for one year terms unless terminated by either party.

        William L. Harvey.    Mr. Harvey entered into a four-year employment agreement in 2008 providing for an initial base salary of $325,000, and a discretionary bonus with a target of 75% of salary to be pro-rated for 2008. The agreement also provided for a grant of RSUs worth $750,000 at the time of the spin-off, which vest annually over four years. The agreement will automatically renew for one year terms unless terminated by either party.

        Victoria J. Kincke.    In July 2008, Ms. Kincke entered into a severance agreement with ILG providing for severance payments equal to 12 months of her base salary upon a termination by ILG other than for death, disability or cause. In addition, ILG guaranteed Ms. Kincke's 2008 bonus at 40% of salary.

        John A. Galea.    In July 2008, Mr. Galea entered into a severance agreement with ILG providing for severance payments equal to 12 months of his base salary upon a termination by ILG other than for death, disability or cause. In addition, ILG guaranteed Mr. Galea's 2008 bonus at 40% of salary.

2008 Stock and Annual Incentive Plan

        ILG's 2008 Stock and Annual Incentive Plan, as amended, is designed to assist ILG in attracting, retaining and motivating officers and employees, and to provide ILG with the ability to provide incentives more directly linked to the profitability of our businesses and increases in stockholder value. In addition, the plan provides for the assumption of awards pursuant to the adjustment of awards granted prior to the spin-off under the plans of IAC and its subsidiaries. The plan provides for a variety of awards, including incentive or nonqualified stock options, restricted shares, restricted stock units, performance units, appreciation rights, bonus awards or any combination of the foregoing. The plan is administered by the compensation and human resources committee, or such other committee as the ILG's board of directors shall designate, which has the authority to determine the terms, conditions and restrictions applicable to each award.

        In the event of a change of control (as defined in the Stock and Annual Incentive Plan), the committee will have the discretion to determine the treatment of awards granted under the Stock and Annual Incentive Plan, including providing for the acceleration of such awards upon the occurrence of the change of control and/or upon a qualifying termination of employment (e.g., without cause or for good reason) following the change of control.

        Bonus awards granted to eligible employees of ILG and its subsidiaries and affiliates under the Stock and Annual Incentive Plan will be based upon the attainment of the performance goals established by the committee for the plan year or such shorter performance period as may be established by the committee. Bonus amounts earned by any individual will be limited to $10 million for any plan year, pro rated (if so determined by the committee) for any shorter performance period.

        Bonus amounts will be paid in cash or, in the discretion of ILG, in ILG common stock, as soon as practicable following the end of the plan year. The committee may reduce or eliminate a participant's bonus award in any year notwithstanding the achievement of performance goals. In the case of performance-based awards that are intended to qualify under Section 162(m)(4) of the Internal Revenue Code of 1986, as amended, performance goals will be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital and/or stock price, with respect to ILG or any subsidiary, division or department of ILG. Such performance goals also may be based upon the attaining of specified levels of ILG, subsidiary, affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

401(k) Plan and Trust

        ILG has established a 401(k) plan for our employees that is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Generally, all employees are eligible to participate in the 401(k) plan from their start of service. Eligible employees electing to participate in the 401(k) plan may defer from one percent of their compensation up to the statutorily prescribed limit, on a pre-tax basis, by making a contribution to the plan. Prior to March 1, 2009, ILG made discretionary matching contributions equal to 50% of each participant's contribution of up to 6% of the participant's salary, not to exceed 3% of the participant's compensation. Employer matching contributions vest after two years of service.

 Grants of Plan-Based Awards for Fiscal Year 2010

        The following table sets forth information with respect to the grants of plan-based awards to the named executive officers during the year ended December 31, 2010.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
									Grant Date Fair Value of Stock and Option Awards($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)
Craig Nash	3/2/2010	375,000	750,000	1,500,000	13,777	27,553	55,106	82,660	1,606,906
Jeanette Marbert	3/2/2010	200,000	400,000	800,000	3,674	7,348	14,696	22,043	428,506
William Harvey	3/2/2010	91,407	182,813	365,626	2,067	4,133	8,266	12,399	241,037
Victoria Kincke	3/2/2010	46,875	93,750	187,500	1,378	2,755	5,510	8,266	160,686
John Galea	3/2/2010	46,875	93,750	187,500	1,378	2,755	5,510	8,266	160,686

(1)
These awards are performance based awards under the annual incentive program with amounts paid determined by the achievement of the EBITDA performance targets described in "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentives" above.

(2)
These awards are performance RSUs under the long-term incentive program with the number of shares issued which cliff vest at the end of three years, determined by the achievement of the EBITDA performance targets described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" above.

(3)
These awards are annual RSUs awarded under the long-term incentive program which vest pro rata over four years, based on attaining performance targets described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" above.

(4)
The grant date fair value was calculated in accordance with FASB ASC Topic 718. For the value of the performance RSUs, at the date of grant we estimated the future payout at the target level. The grant date fair value does not reflect the current value of these awards.

 Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2010

        The following table sets forth information with respect to the value of restricted stock units held by the named executive officers on December 31, 2010, based on the closing price for ILG shares of $16.14 on The NASDAQ Stock Market on that date. All awards granted prior to August 20, 2008 were originally denominated in IAC shares, but were converted to ILG shares in connection with the spin-off. The share amounts below are all listed as ILG shares.

	Stock Awards(1)(4)
Name	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Craig Nash	860,287	13,885,038	18,369	296,470
Jeanette Marbert	208,773	3,369,602	4,899	79,064
William Harvey	84,070	1,356,884	2,755	44,471
Victoria Kincke	54,070	872,695	1,837	29,644
John Galea	44,859	724,030	1,837	29,644

(1)
In connection with the spin-off in August 2008, a number of existing IAC RSUs were adjusted to become RSUs in ILG, IAC and the other Spincos (HSN, Tree.com and Live Nation as successor to Ticketmaster). Mr. Nash continues to hold RSUs for 20,585 IAC shares, 8,234 HSN shares, 1,373 Tree.com shares and 12,140 Live Nation shares. The aggregate market value as of December 31, 2010 was $994,775. The closing stock prices as of that date were: IAC—$28.70, HSN—$30.65, Live Nation (successor to Ticketmaster)—$11.42 and Tree.com—$9.45.

(2)
Amounts shown include RSUs earned but that have not yet vested, based on achieving 2009 performance criteria pursuant to the long-term incentive plan and the portion of 2010 performance RSU grants earned based on 2010 performance targets at target levels.

(3)
Amounts shown include RSUs granted that have not yet been earned based on achieving 2011 and 2012 performance criteria at target levels.

(4)
The table below provides the following information regarding RSU awards held by ILG's named executives as of December 31, 2010: (i) the grant date of each award, (ii) the number of RSUs outstanding (on an aggregate and grant-by-grant basis), (iii) the market value of RSUs outstanding as of December 31, 2010, (iv) the vesting schedule for each award and (v) the total number of RSUs that vested or are scheduled to vest in each of the fiscal years ending December 31, 2011, 2012, 2013 and 2014.

	Number of Unvested RSUs as of 12/31/10 (#)	Market Value of Unvested RSUs as of 12/31/10 ($)
			Vesting Schedule (#)
Grant Date			2011	2012	2013	2014
Craig Nash
2/6/06(a)	4,481	72,323	4,481	—	—	—
2/6/06(b)	16,671	269,070	16,671	—	—	—
2/16/07(a)	3,129	50,502	1,564	1,565	—	—
9/12/07(c)	98,485	1,589,548	98,485	—	—	—
8/20/08(d)	212,465	3,429,185	106,232	106,233	—	—
8/20/08(d)	141,643	2,286,118	—	141,643	—	—
3/24/09(e)	191,327	3,088,018	63,776	63,775	63,776	—
3/24/09(f)	100,242	1,617,906	—	100,242	—	—
3/2/10(e)	82,660	1,334,132	20,665	20,665	20,665	20,665
3/2/10(g)	27,553	444,705	—	—	27,553	—

Total	878,656	14,181,507	311,874	434,123	111,994	20,665

	Number of Unvested RSUs as of 12/31/10 (#)	Market Value of Unvested RSUs as of 12/31/10 ($)
			Vesting Schedule (#)
Grant Date			2011	2012	2013	2014
Jeanette Marbert
2/6/06(a)	1,793	28,939	1,793	—	—	—
2/16/07(a)	1,252	20,207	626	626	—	—
1/31/08(a)	14,958	241,422	4,986	4,986	4,986	—
8/20/08(d)	53,116	857,292	26,558	26,558	—	—
8/20/08(d)	35,411	571,534	—	35,411	—	—
3/24/09(e)	51,020	823,463	17,007	17,006	17,007	—
3/24/09(f)	26,731	431,438	—	26,731	—	—
3/2/10(e)	22,043	355,774	5,510	5,511	5,511	5,511
3/2/10(g)	7,348	118,597	—	—	7,348	—

Total	213,672	3,448,666	56,480	116,829	34,852	5,511

William Harvey
8/20/08(e)	26,558	428,646	13,279	13,279	—	—
3/24/09(e)	28,699	463,202	9,566	9,566	9,567	—
3/24/09(f)	15,036	242,681	—	15,036	—	—
3/2/10(e)	12,399	200,120	3,099	3,100	3,100	3,100
3/2/10(g)	4,133	66,707	—	—	4,133	—

Total	86,825	1,401,356	25,944	40,981	16,800	3,100

Victoria Kincke
2/6/06(a)	897	14,478	897	—	—	—
2/16/07(a)	626	10,104	313	313	—	—
1/31/08(a)	4,488	72,436	1,496	1,496	1,496	—
3/24/09(e)	25,509	411,715	8,503	8,503	8,503	—
3/24/09(f)	13,366	215,727	—	13,366	—	—
3/2/10(e)	8,266	133,413	2,066	2,067	2,066	2,067
3/2/10(g)	2,755	44,466	—	—	2,755	—

Total	55,907	902,339	13,275	25,745	14,820	2,067

John Galea
2/6/06(a)	897	14,478	897	—	—	—
12/6/06(a)	507	8,183	507	—	—	—
2/16/07(a)	626	10,104	313	313	—	—
1/31/08(a)	4,488	72,436	1,496	1,496	1,496	—
3/24/09(e)	19,133	308,807	6,378	6,377	6,378	—
3/24/09(f)	10,024	161,787	—	10,024	—	—
3/2/10(e)	8,266	133,413	2,066	2,067	2,066	2,067
3/2/10(g)	2,755	44,466	—	—	2,755	—

Total	46,696	753,674	11,657	20,277	12,695	2,067

(a)
These awards were originally granted by IAC with respect to IAC stock vesting in five equal annual installments on each of the first five anniversaries of the grant date, subject to continued employment. The awards were converted into RSUs with respect to ILG stock in connection with the spin-off.

(b)
Represents awards that were initially granted by IAC as cliff vesting or growth awards a portion of which were converted into ILG RSUs vesting on February 6, 2011 with the rest split among IAC and the four Spincos (including ILG) and vesting on February 6, 2011. The growth awards were converted into non-performance-based awards.

(c)
This award vests in one lump sum installment on July 1, 2011, subject to continued employment.

(d)
Represents awards granted by ILG in connection with the spin-off, which either cliff-vest at the end of four years from the grant date or vest in four equal annual installments on the first four anniversaries of the grant date. The performance conditions to which these awards were subject have been satisfied.

(e)
Represents Annual RSUs which vest in four equal annual installments on each of the first four anniversaries of the grant date (or for Mr. Harvey for the August 2008 awards, start date), subject to continued employment. The performance conditions to which these awards were subject have been satisfied.

(f)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The number of shares included on the table is based on the number of shares determined to be earned based on 2009 EBITDA.

(g)
Represents performance RSUs which vest on the third anniversary of the grant date subject to continued employment. The number of shares included on the table is based on the number of shares which would be earned if the cumulative total of EBITDA for 2010 - 2012 equals the cumulative total of the target EBITDAs for those three years.

Stock Vested for Fiscal Year 2010

        The following table sets forth information with respect to the value to the named executive officers of restricted stock units that vested during 2010, based on the closing price for ILG shares on The NASDAQ Stock Market on the applicable vesting date, which does not reflect the current value. In 2010, none of the named executive officers had any options. The value is based on the closing price of our common stock on the vesting date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig Nash	186,380	2,463,752
Jeanette Marbert	57,856	766,347
William Harvey	22,845	308,461
Victoria Kincke	13,277	187,864
John Galea	12,343	173,515

Pension Benefits for Fiscal Year 2010 and Nonqualified Deferred Compensation for Fiscal Year 2010

        ILG does not offer a pension plan and does not have a deferred compensation plan for executive officers.

Potential Payments Upon Termination or Change in Control

  Change of Control

        Pursuant to the terms of ILG's equity compensation plans and the award agreements thereunder, upon a change of control as defined in the executive's employment agreement, or if the executive does not have an employment agreement, as defined in the relevant plan, the named executive officers are generally entitled to accelerated vesting of equity awards if, following such change in control, their employment is terminated by ILG for any reason other than death, disability or cause (as defined in the relevant employment agreement or plan document), or by the executive for good reason (as defined in the relevant employment agreement or plan document) (a "Qualifying Termination").

        Additionally, under Mr. Nash's employment agreement, Ms. Marbert's employment agreement and Mr. Harvey's employment agreement, Mr. Nash, Ms. Marbert and Mr. Harvey will be entitled to accelerated vesting of the RSUs granted under those agreements and equity awards granted after the effective date of those agreements in August 2008, if the vest date would have occurred within two years of the change in control date, with each such award treated as if it vested in equal annual installments. In addition, Mr. Nash's employment agreement contains a provision requiring ILG to gross-up payments that are subject to an excise tax imposed by Section 4999 of the Internal Revenue Code. However, in the event the payment triggering the gross-up provision is 110% or less of the base amount times 2.99 (referred to as the safe harbor amount), instead of a gross-up, the amounts payable shall be reduced to the safe harbor amount.

  Severance

        Cash.    Upon a Qualifying Termination, ILG executive officers are entitled to salary continuation of, with respect to Mr. Nash, and Ms. Marbert, twenty-four months, with respect to Mr. Harvey, Ms. Kincke and Mr. Galea, 12 months. Additionally, under Mr. Nash's and Ms. Marbert's employment agreements, Mr. Nash and Ms. Marbert are entitled to pro rated portions of the bonus they would otherwise earn during the year in which the Qualifying Termination occurs, payable at the time such bonus would otherwise be determined.

        Equity.    Upon a Qualifying Termination, Mr. Nash, Ms. Marbert and Mr. Harvey will receive accelerated vesting for any equity awards granted after the August 2008 effective date of the applicable employment agreement that would otherwise have vested within the salary continuation period, with each such award treated as if it vested in equal annual installments. In addition, in the event of a qualifying termination under the relevant employment agreement or as otherwise defined under the plan, the executive will be entitled to one-third of the shares that would otherwise vest for each completed 12-month period following the grant date.

        Obligations.    The amounts payable upon a Qualifying Termination are all subject to the execution of a general release and to compliance with confidentiality, non-compete, non-solicitation of employees and non-solicitation of customer covenants set forth in the relevant employment agreements. Salary continuation payments will be offset by the amount of any compensation earned by an executive from other employment during the severance payment period.

        The amounts shown in the table assume that the termination or change in control was effective as of December 31, 2010 and that the price of ILG common stock on which certain calculations are based was the closing price of $16.14 on The NASDAQ Stock Market on that date. These amounts are estimates of the incremental amounts that would have been paid out to the executive upon such terminations/change in control, and do not take into account equity grants made, and contractual obligations entered into, after December 31, 2010. The actual amounts to be paid out can only be determined at the time the event actually occurs.

Name and Benefit	Termination without cause ($)	Resignation for good reason ($)	Change in Control ($)	Termination w/o cause or for good reason in connection with Change in Control ($)
Craig Nash
Cash Severance (salary and bonus)	2,338,374	2,338,374	—	2,338,374
RSUs (vesting accelerated)	12,084,043	12,084,043	10,355,424	15,176,283
280G Gross-Up(1)	—	—	3,748,376	7,036,198

Total estimated value	14,422,417	14,422,417	14,103,800	24,550,855

Name and Benefit	Termination without cause ($)	Resignation for good reason ($)	Change in Control ($)	Termination w/o cause or for good reason in connection with Change in Control ($)
Jeanette Marbert
Cash Severance (salary and bonus)	1,247,133	1,247,133	—	1,247,133
RSUs (vesting accelerated)	2,666,191	2,666,191	2,666,191	3,448,666

Total estimated value	3,913,324	3,913,324	2,666,191	4,695,799

William Harvey
Cash Severance (salary)	325,000	325,000	—	325,000
RSUs (vesting accelerated)	602,777	602,777	1,124,659	1,401,356

Total estimated value	927,777	927,777	1,124,659	1,726,356

Victoria Kincke
Cash Severance (salary)	250,000	—	—	250,000	(2)
RSUs (vesting accelerated)	71,909	71,909	—	869,607	(3)

Total estimated value	321,909	71,909	—	1,119,607

John Galea
Cash Severance (salary)	250,000	—	—	250,000	(2)
RSUs (vesting accelerated)	53,929	53,929	—	729,125	(3)

Total estimated value	303,929	53,929	—	979,125

(1)
The 280G gross-up amount does not take account of mitigation for payments being paid in consideration of non-competition, non-solicitation and similar agreements or as reasonable compensation.

(2)
With respect to Ms. Kincke and Mr. Galea, these payments are only made in the event of a termination without cause following a change of control.

(3)
The acceleration of performance RSUs included in these amounts is based on the target numbers. These RSUs provide that the compensation committee may determine that a larger number of RSUs would have vested absent a change of control and cause such larger number of RSUs to vest.

Compensation Risk Analysis

        The Compensation Discussion and Analysis describes generally the compensation policies and practices that apply to executives throughout the company. A team from our human resources department assessed ILG's compensation policies and practices from a risk-taking perspective, and reviewed its conclusions with representatives from the legal and internal audit departments. A summary of this assessment was provided to the compensation committee. This assessment considered the potential risks with respect to our various compensation policies and practices and the mitigating factors and controls to address these risks. Based on the results of this review, we determined that the risks arising from ILG's compensation policies and procedures are not reasonably likely to have a material adverse effect on ILG.

 PROPOSAL 2—APPROVAL OF NON-BINDING ADVISORY RESOLUTION
ON EXECUTIVE COMPENSATION

        We are asking stockholders to approve, on an advisory basis, the compensation of ILG's named executive officers as reported in this proxy statement.

        Our executive compensation philosophy and our compensation programs, plans and awards for 2010 for our named executive officers are described above under "Compensation Discussion and Analysis" beginning on page 13 and in the accompanying compensation tables and narrative discussions under "Executive Compensation" beginning on page 22. In particular, note the following:

  •
  ILG's executive officer compensation program is designed to attract, reward, motivate and retain top executives and to provide appropriate incentives for achieving ILG's goals and objectives.

  •
  A significant portion of each executive's pay is based on corporate performance. The total compensation opportunities at target levels of performance are provided around the median of the market, with individual differentiation to reflect executive experience, performance, internal equity and unique customer relationships that may be difficult to replace.

  •
  Specifically, our compensation program is designed to tie pay to performance by linking the amounts of annual incentive cash payments to annual EBITDA performance and linking a portion of long-term incentives to the achievement of EBITDA targets over a three-year period.

  •
  A sizable portion of our executive officers' compensation is in the form of equity-based awards, resulting in the alignment of our executives' interests with those of our stockholders.

  •
  This program was adopted by our compensation and human resources committee, comprised of independent directors.

  •
  The committee retained an independent compensation consultant that does not perform other services for us to assist in designing the executive compensation program.

        Therefore, we are asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting of Stockholders:

  RESOLVED, that the stockholders of Interval Leisure Group, Inc. ("ILG") approve, on an advisory basis, the compensation of ILG's named executive officers disclosed in the Proxy Statement for ILG's 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other related tables and narrative discussion within the Executive Compensation section.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the board of directors. Although non-binding, the compensation and human resources committee will review and consider the voting results when making future decisions regarding our executive compensation.

        The board of directors recommends that you vote FOR the proposal to approve the advisory resolution on executive compensation.

 PROPOSAL 3—NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        We are asking stockholders to vote on whether future advisory votes on executive compensation such as Proposal 2 above should occur every three years, every two years or every year.

        In considering your vote, you should review the information presented in proposal No. 2 above, and the information on our compensation policies and decisions regarding the named executive officers presented under "Compensation Discussion and Analysis."

        In addition, stockholders should note the following:

  •
  We are focused on long-term corporate performance and reflect this focus in the design of our compensation program;

  •
  A vote every three years corresponds with the performance period under our performance RSU awards;

  •
  We believe a triennial advisory vote on compensation will give our compensation and human resources committee sufficient time to evaluate the results of the most recent advisory vote on executive compensation as well as to develop and implement any appropriate adjustments; and

  •
  A three year cycle will provide stockholders sufficient time to meaningfully evaluate our short and long term compensation strategies in the context of related business outcomes.

        This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year, or abstain. Stockholders are not voting whether or not to approve the board's recommendation. Although non-binding, the board and the compensation and human resources committee will review and consider the voting results when determining the frequency of future advisory votes on executive compensation.

        The board of directors recommends that you vote for the frequency of future advisory votes on executive compensation to occur every THREE years.

 Equity Compensation Plan Information

        The table below provides information pertaining to all compensation plans under which equity securities of our company are authorized for issuance as of December 31, 2010:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,798,557	(2)		$27.15 (3)	2,392,854

Equity compensation plans not approved by security holders	—			—	—

Total	3,798,557		$		2,392,854

(1)
These plans include the 2008 Annual and Stock Incentive Plan, under which a variety of awards, including incentive or nonqualified stock options, restricted shares, restricted stock units, performance units, appreciation rights, bonus awards or any combination of the foregoing may be issued and the 2008 Deferred Compensation Plan for Non-Employee Directors, under which directors can purchase share units settled in common stock.

(2)
Includes an aggregate of (a) 2,509,759 shares issuable upon vesting of RSUs, (b) 1,267,120 shares issuable upon outstanding stock options and (c) 21,678 shares issuable upon settlement of share units issued under the Deferred Compensation Plan for Non-Employee Directors. Some of the RSUs and all of the stock options were issued as adjustments from awards originally issued by IAC prior to the spin-off.

(3)
Weighted average exercise price calculation includes options but excludes RSUs.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of ILG common stock as of April 4, 2011, except as otherwise disclosed in the notes below, by:

  •
  each person who is known by ILG to own beneficially more than 5% of the outstanding common stock based on a review of filings with the SEC;

  •
  ILG's directors;

  •
  ILG's named executive officers; and

  •
  ILG's current executive officers and directors as a group.

Unless otherwise indicated, beneficial owners listed here may be contacted at ILG's corporate headquarters at 6262 Sunset Drive, Miami, FL 33143. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names:

	ILG Common Stock
Name and Address of Beneficial Owner	Shares	%
Liberty Media Corporation(1) 12300 Liberty Boulevard Englewood, CO 80112	16,643,961	29.0
Arrow Capital Management, LLC(2) 499 Park Avenue New York, NY 10022	3,767,864	6.6
Blackrock, Inc.(3) 40 East 52nd Street New York, NY 10022	3,079,387	5.4
Gregory R. Blatt(4)	27,305	*
David Flowers(5)	—	—
John A. Galea	8,825	*
William L. Harvey	39,281	*
Gary S. Howard(4)	12,226	*
Victoria J. Kincke	21,250	*
Lewis J. Korman(4)	12,226	*
Thomas J. Kuhn(4)	13,018	*
Jeanette E. Marbert	90,298	*
Thomas J. McInerney(6)	88,039	*
Thomas P. Murphy, Jr.(4)	12,226	*
Craig M. Nash	267,915	*
Avy H. Stein(4)	12,226	*
All executive officers and directors as a group (13 persons)	604,835	1.1

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
Based upon information reported on a Schedule 13D which was filed with the SEC on August 29, 2008, Liberty Media Corporation is a publicly traded corporation. According to Liberty Media Corporation's Schedule 14A, filed April 24, 2008, Liberty's chairman, John C. Malone, controls 33% of the voting power of Liberty Media Corporation.

(2)
Based upon information regarding ILG holdings reported on Amendment No. 3 to Schedule 13G, which was filed with the SEC on February 15, 2011. According to the amended Schedule 13G, Arrow Capital Management, LLC, has shared voting power of 1,286,489 shares and shared dispositive power over 3,767,864 shares, including options to purchase up to 759,941 shares of ILG common stock. Other members of the group include Arrow Partners LP, Arrow Offshore, Ltd., Alexandre von Furstenberg, Mal Serure, Barry Diller, Diane von Furstenberg and the Diller-von Furstenberg Family Foundation.

(3)
Based upon information regarding ILG holdings reported on Amendment No. 1 to Schedule 13G which was filed with the SEC on February 4, 2011, Blackrock, Inc. and its subsidiaries beneficially own and have sole voting and dispositive rights over 3,079,387 shares.

(4)
Excludes 8,655 RSUs that vest more than 60 days after the date hereof.

(5)
Excludes shares of common stock beneficially owned by Liberty, as to which Mr. Flowers disclaims beneficial ownership.

(6)
Consists of 70,759 shares of common stock, options to purchase 16,813 shares of common stock and 467 restricted stock purchase rights. Excludes 8,655 RSUs that vest more than 60 days after the date hereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and owners of more than 10% of a registered class of ILG's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of ILG. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish ILG with copies of all forms they file pursuant to Section 16(a). We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on review of the reports that we filed, written representations that no other reports were required and all Section 16(a) reports provided to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2010.

 AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the board of directors, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of ILG.

        The audit committee reviewed and discussed the audited consolidated financial statements of ILG for the year ended December 31, 2010 with management and the independent registered public accountants. Management has the responsibility for the preparation of ILG's consolidated financial statements, and for determining that the financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. ILG's independent registered public accountants are responsible for planning and conducting audits for the examination of those consolidated financial statements.

        The audit committee obtained the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accountants any relationships that may impact their objectivity and independence. The audit committee also reviewed and discussed with the independent registered public accountants all communications required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and reviewed and discussed the results of the independent registered public accountants' audit of the financial statements.

        Based on the above-described review and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors that ILG's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee
Lewis J. Korman, Chairman
Gary S. Howard
Thomas J. Kuhn

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

        ILG has adopted a written policy for the review of transactions with related persons by the audit committee of the board of directors. The policy requires review, approval or ratification of transactions exceeding $120,000 in which ILG is a participant and in which an ILG director, executive officer, a significant stockholder or an immediate family member of any of the foregoing persons has a direct or indirect material interest. The audit committee determines whether these transactions are in, or not inconsistent with, the best interests of ILG and its stockholders, taking into consideration whether they are on terms no less favorable to ILG than those available with other parties and the related person's interest in the transaction. The relationships and related party transactions described below were entered into prior to or in connection with ILG's spin-off from IAC/Interactive in August 2008. The terms "related person" and "transaction" have the meanings set forth in Item 404(a) of Regulations S-K under the Securities Act.

Agreements with Liberty Media Corporation

        In May 2008, in connection with the settlement of litigation relating to the proposed spin-offs, IAC entered into a "Spinco Agreement" with Liberty Media Corporation, or Liberty, and affiliates of Liberty that hold shares of IAC common stock and/or Class B common stock (together with Liberty, the "Liberty Parties"), among others. At the time of the spin-offs, ILG and each of HSN, Inc., Ticketmaster Entertainment, Inc. and Tree.com, Inc., the other entities that were spun off from IAC in August 2008 (each a "Spinco") assumed from IAC all of those rights and obligations under the Spinco Agreement providing for post-spin-off governance arrangements at the Spincos. As of April 21, 2010, Liberty beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) 16,643,958 shares or 29.3% of ILG common stock. The following summary describes the material terms of those governance arrangements and related matters and is qualified by reference to the full Spinco Agreement, which previously have been filed with the SEC. As required by the Spinco Agreement, ILG entered into a registration rights agreement with the Liberty Parties at the time of the spin-off, as described below.

Spinco Agreement

Representation of Liberty on the Spinco Boards of Directors

        The Spinco Agreement generally provides that so long as Liberty beneficially owns securities of ILG representing at least 20% of the total voting power of ILG's equity securities, Liberty has the right to nominate up to 20% of the directors serving on ILG's board of directors (rounded up to the nearest whole number). Any director nominated by Liberty must be reasonably acceptable to a majority of the directors on ILG's Board who were not nominated by Liberty. All but one of Liberty's nominees serving on ILG's board of directors must qualify as "independent" under applicable stock exchange rules. In addition, the nominating and/or governance committee of the ILG Board may include only "Qualified Directors," namely directors other than any who were nominated by Liberty, are officers or employees of ILG or were not nominated by the nominating and/or governance committee of the ILG Board in their initial election to the board and for whose election any Liberty Party voted shares.

        Until August 2010, the Liberty Parties agreed to vote all of the equity securities of ILG beneficially owned by them in favor of the election of the full slate of director nominees recommended to stockholders by the ILG board of directors so long as the slate includes the director-candidates that Liberty has the right to nominate.

Acquisition Restrictions

        The Liberty Parties have agreed in the Spinco Agreement not to acquire beneficial ownership of any equity securities of ILG (with specified exceptions) unless:

  •
  the acquisition was approved by a majority of the Qualified Directors;

  •
  the acquisition is permitted under the provisions described in "Competing Offers" below; or

  •
  after giving effect to the acquisition, Liberty's ownership percentage of the equity securities of ILG, based on voting power, would not exceed the Applicable Percentage.

        The "Applicable Percentage" initially is Liberty's ownership percentage of ILG upon the spin-off, based on voting power (approximately 29.6%), plus 5%, but in no event more than 35%. Following the spin-off, the Applicable Percentage will be reduced for specified transfers of equity securities of ILG by the Liberty Parties. During the first two years following the spin-off, acquisitions by the Liberty Parties are further limited to specified extraordinary transactions and, otherwise, to acquisitions representing no more than one-third of the ILG common stock received by the Liberty Parties in the spin-off.

Standstill Restrictions

        Until August 2010, unless a majority of the Qualified Directors consent or to the extent permitted by the provisions described under "Acquisition Restrictions" or "Competing Offers" or in certain other limited circumstances, no Liberty Party may:

  •
  offer to acquire beneficial ownership of any equity securities of ILG;

  •
  initiate or propose any stockholder proposal or seek or propose to influence, advise, change or control the management, board of directors, governing instruments or policies or affairs of ILG;

  •
  offer, seek or propose, collaborate on or encourage any merger or other extraordinary transaction;

  •
  subject any equity securities of ILG to a voting agreement;

  •
  make a request to amend any of the provisions described under "Acquisition Restrictions," "Standstill Restrictions" or "Competing Offers";

  •
  make any public disclosure, or take any action which could reasonably be expected to require ILG to make any public disclosure, with respect to any of the provisions described under "Standstill Restrictions"; or

  •
  enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the provisions described under "Standstill Restrictions."

Transfer Restrictions

        Unless a majority of the Qualified Directors consent, the Spinco Agreement prohibits transfers by the Liberty Parties of any equity securities of ILG to any person except for certain transfers, including:

  •
  transfers under Rule 144 under the Securities Act (or, if Rule 144 is not applicable, in "broker transactions");

  •
  transfers pursuant to a third party tender or exchange offer or in connection with any merger or other business combination, which merger or business combination has been approved by ILG;

  •
  transfers in a public offering in a manner designed to result in a wide distribution, provided that no such transfer is made, to the knowledge of the Liberty Parties, to any person whose ownership percentage (based on voting power) of ILG's equity securities, giving effect to the transfer, would exceed 15%;

  •
  a transfer of all of the equity securities of ILG beneficially owned by the Liberty Parties and their affiliates in a single transaction if the transferee's ownership percentage (based on voting power), after giving effect to the transfer, would not exceed the Applicable Percentage and only if the transferee assumes all of the rights and obligations (subject to limited exceptions) of the Liberty Parties under the Spinco Agreement relating to ILG;

  •
  specified transfers in connection with changes in the beneficial ownership of the ultimate parent company of a Liberty Party or a distribution of the equity interests of a Liberty Party or certain similar events; and

  •
  specified transfers relating to certain hedging transactions or stock lending transactions in respect of the Liberty Parties' equity securities in ILG, subject to specified restrictions.

        During the first two years following the spin-off, transfers otherwise permitted by the first and third bullets above will be prohibited, and transfers otherwise permitted by the fourth and sixth bullets above in respect of which IAC and ILG do not make certain determinations with respect to the transferee will be prohibited, unless such transfers represent no more than one-third of the ILG common stock received by the Liberty Parties in the spin-off.

Competing Offers

        During the period when Liberty continues to have the right to nominate directors to ILG's board of directors, if the ILG's board of directors determines to pursue certain types of transactions on a negotiated basis (either through an "auction" or with a single bidder), Liberty is granted certain rights to compete with the bidder or bidders, including the right to receive certain notices and information, subject to specified conditions and limitations. In connection with any such transaction that ILG is negotiating with a single bidder, ILG's board must consider any offer for a transaction made in good faith by Liberty but is not obligated to accept any such offer or to enter into negotiations with Liberty.

        If a third party (i) commences a tender or exchange offer for at least 35% of the capital stock of ILG other than pursuant to an agreement with ILG or (ii) publicly discloses that its ownership percentage (based on voting power) exceeds 20% and ILG's Board fails to take certain actions to block such third party from acquiring an ownership percentage of ILG (based on voting power) exceeding the Applicable Percentage, the Liberty Parties generally will be relieved of the obligations described under "Standstill Restrictions" and "Acquisition Restrictions" above to the extent reasonably necessary to permit Liberty to commence and consummate a competing offer. If Liberty's ownership percentage (based on voting power) as a result of the consummation of a competing offer in response to a tender or exchange offer described in (i) above exceeds 50%, any consent or approval requirements of the Qualified Directors in the Spinco Agreement will be terminated, and, following the later of the second anniversary of the spin-off and the date that Liberty's ownership percentage (based on voting power) exceeds 50%, the obligations described under "Acquisition Restrictions" will be terminated.

Other

        Amendments to the Spinco Agreement and determinations required to be made thereunder (including approval of transactions between a Liberty Party and ILG that would be reportable under the proxy rules) will require the approval of the Qualified Directors.

Registration Rights Agreement

        As indicated above under "Spinco Agreement," ILG granted to Liberty the registration rights described below at the time of the spin-off.

        Under the registration rights agreement, the Liberty Parties and their permitted transferees (the "Holders") are entitled to three demand registration rights (and unlimited piggyback registration rights) in respect of the shares of ILG common stock received by the Liberty Parties as a result of the spin-off and other shares of ILG common stock acquired by the Liberty Parties consistent with the Spinco Agreement (collectively, the "Registrable Shares"). The Holders are permitted to exercise their registration rights in connection with certain hedging transactions that they may enter into in respect of the Registrable Shares.

        ILG is obligated to indemnify the Holders, and each selling Holder is obligated to indemnify the Spinco, against specified liabilities in connection with misstatements or omissions in any registration statement.

Relationships Among ILG, IAC and the Spincos

        Following the spin-offs, the relationships among IAC, ILG and the other Spincos are governed by a number of agreements. These agreements include, among others:

  •
  a Separation and Distribution Agreement;

  •
  a Tax Sharing Agreement; and

  •
  an Employee Matters Agreement.

        The summaries of each such agreement are qualified by reference to the full text of the applicable agreement which were previously filed with the SEC.

Separation and Distribution Agreement

        The Separation and Distribution Agreement sets forth the arrangements among IAC, ILG and each of the other Spincos regarding the principal transactions that were necessary to separate ILG and each of the other Spincos from IAC, as well as governs certain aspects of the relationship of ILG with IAC and other Spincos after the completion of the spin-offs.

        ILG and each other Spinco agreed to indemnify, defend and hold harmless (and to cause the other members of its respective group to indemnify, defend and hold harmless), under the Separation and Distribution Agreement, IAC and each of the other Spincos, and each of their respective current and former directors, officers and employees, from and against any losses arising out of any breach by such indemnifying companies of the Spin-Off Agreements, any failure by such indemnifying company to assume and perform any of the liabilities allocated to such company and any liabilities relating to the indemnifying company's financial and business information included in filings made with the SEC in connection with the spin-offs. IAC agrees to indemnify, defend and hold harmless ILG and each of the other Spincos, and each of their respective current and former directors, officers and employees, from and against losses arising out of any breach by IAC of the Spin-Off Agreements, and any failure by IAC to perform its obligations under the Separation and Distribution Agreement or any Spin-Off Agreement.

        In addition, the Separation and Distribution Agreement also governs insurance and related reimbursement arrangements, provision and retention of records, access to information and confidentiality, cooperation with respect to governmental filings and third party consents and access to property.

Tax Sharing Agreement

        The Tax Sharing Agreement governs the respective rights, responsibilities and obligations of IAC, ILG and each other Spinco after the spin-off with respect to taxes for periods ending on or before the spin-off. In general, pursuant to the Tax Sharing Agreement, IAC will prepare and file the consolidated federal income tax return, and any other tax returns that include IAC (or any of its subsidiaries) and ILG (or any of its subsidiaries) for all taxable periods ending on or prior to, or including, the distribution date of ILG with the appropriate tax authorities, and, except as otherwise set forth below, IAC will pay any taxes relating thereto to the relevant tax authority (including any taxes attributable to an audit adjustment with respect to such returns; provided that IAC will not be responsible for audit adjustments relating to the business of ILG (or any of its subsidiaries) with respect to pre-spin off periods if ILG fails to fully cooperate with IAC in the conduct of such audit). ILG will prepare and file all tax returns that include solely ILG and/or its subsidiaries and any separate company tax returns for ILG and/or its subsidiaries for all taxable periods ending on or prior to, or including, the distribution date of ILG, and will pay all taxes due with respect to such tax returns (including any taxes attributable to an audit adjustment with respect to such returns). In the event an adjustment with respect to a pre-spin off period for which IAC is responsible results in a tax benefit to ILG in a post-spin off period, ILG will be required to pay such tax benefit to IAC. In general, IAC controls all audits and administrative matters and other tax proceedings relating to the consolidated federal income tax return of the IAC group and any other tax returns for which the IAC group is responsible.

        Under the Tax Sharing Agreement, ILG generally (i) may not take (or fail to take) any action that would cause any representation, information or covenant contained in the separation documents or the documents relating to the IRS private letter ruling and the tax opinion regarding the spin-off to be untrue, (ii) may not take (or fail to take) any other action that would cause the spin-off to lose its tax free status, (iii) may not sell, issue, redeem or otherwise acquire any of its equity securities (or equity securities of members of its group), except in certain specified transactions for a period of 25 months following the spin-off, and (iv) may not, other than in the ordinary course of business, sell or otherwise dispose of a substantial portion of its assets, liquidate, merge or consolidate with any other person for a period of 25 months following the spin-off. During the 25-month period, ILG may take certain actions prohibited by these covenants if (i) it obtains IAC's prior written consent, (ii) it provides IAC with an IRS private letter ruling or an unqualified opinion of tax counsel to the effect that such actions will not affect the tax free nature of the spin-off, in each case satisfactory to IAC in its sole discretion, or (iii) IAC obtains a private letter ruling at ILG's request. In addition, with respect to actions or transactions involving acquisitions of ILG stock entered into at least 18 months after the distribution of ILG, ILG will be permitted to proceed with such transaction if it delivers an unconditional officer's certificate establishing facts evidencing that such acquisition satisfies the requirements of a specified safe harbor set forth in applicable U.S. Treasury Regulations, and IAC, after due diligence, is satisfied with the accuracy of such certification. The other Spincos are generally subject to the same provisions.

        Notwithstanding the receipt of any such IRS ruling, tax opinion or officer's certificate, generally ILG and each other Spinco must indemnify IAC and each other Spinco for any taxes and related losses resulting from (i) any act or failure to act by ILG or such Spinco described in the covenants above, (ii) any acquisition of equity securities or assets of ILG or another Spinco or any member of its group, and (iii) any breach by ILG or another Spinco or any member of its group of any representation or covenant contained in the separation documents or the documents relating to the IRS private letter ruling or tax opinion concerning the spin-off of such Spinco.

        Under U.S. federal income tax law, IAC, ILG and the other Spincos are severally liable for all of IAC's federal income taxes attributable to periods prior to and including the taxable year of IAC, which ended on December 31, 2008. Thus, if IAC failed to pay the federal income taxes attributable to it under the Tax Sharing Agreement for periods prior to and including the current taxable year of IAC, ILG and the other Spincos would be severally liable for such taxes. In the event ILG or another Spinco is required to make a payment in respect of a spin-off related tax liability of the IAC consolidated federal income tax return group under these rules for which such Spinco is not responsible under the Tax Sharing Agreement and full indemnification cannot be obtained from the Spinco responsible for such payment under the Tax Sharing Agreement, IAC will indemnify the Spinco that was required to make the payment from and against the portion of such liability for which full indemnification cannot be obtained from the Spinco responsible for such payment under the Tax Sharing Agreement.

        The Tax Sharing Agreement also contains provisions regarding the apportionment of tax attributes of the IAC consolidated federal income tax return group, the allocation of deductions with respect to compensatory equity interests, cooperation, and other customary matters. In general, tax deductions arising by reason of exercises of options to acquire IAC, ILG or other Spinco stock, vesting of "restricted" IAC, ILG or other Spinco stock, or settlement of restricted stock units with respect to IAC, ILG or other Spinco stock held by any person will be claimed by the party that employs such person at the time of exercise, vesting or settlement, as applicable (or in the case of a former employee, the party that last employed such person).

Employee Matters Agreement

        The Employee Matters Agreement covers a wide range of compensation and benefit issues related to the spin-offs. In general, under the Employee Matters Agreement:

  •
  IAC assumed or retained (i) all liabilities with respect to IAC employees, former IAC employees (excluding any former employees of the Spincos) and their dependents and beneficiaries under all IAC employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all IAC employees, former IAC employees (excluding any former employees of the Spincos) and their dependents and beneficiaries; and

  •
  ILG assumed or retained (i) all liabilities under its employee benefit plans, and (ii) all liabilities with respect to the employment or termination of employment of all ILG's employees, former employees and their dependents and beneficiaries.

        ILG agreed to maintain on a continuous basis an effective registration statement with respect to the shares of ILG common stock authorized for issuance under our long-term incentive plan.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES

        The following table sets forth fees for professional services rendered by Ernst & Young LLP for fiscal year 2010 and 2009.

	2010 Estimated Fees		2009 Actual Fees
Audit Fees(1)
Financial statement audit	$761,086		$750,007
Statutory financial statement audits (international and Puerto Rico)	196,280	(3)	195,894
Accounting consultations on matters addressed during the audit or Interim reviews	—		23,731

SEC filings, including consents and comment letters	3,944		49,217

Total Audit Fees	961,310		1,018,849
Audit-Related Fees(2)
Key operating statistics	37,000		37,272
Debt compliance report	5,000		5,000
M&A due diligence	78,093		100,000

Total Audit Related Fees	120,093		142,272
Tax Fees	—		—
All Other Fees	—		—

Total Fees	$1,081,403		$1,161,121

(1)
Includes fees and expenses related to the fiscal year integrated audit and SAS 100 interim reviews, notwithstanding when fees and expenses were billed or when the services were rendered.

(2)
Includes fees and expenses related to opinions on the Statements of Key Operating Exchange Statistics of Interval International, the Statements of Key Operating Statistics of Interval International doing business as Preferred Residences, debt compliance report and M&A due diligence, notwithstanding when fees and expenses were billed or when the services were rendered. Amount presented is an estimate.

(3)
Amounts in local currencies are converted at the respective exchange rates at December 31, 2010. The following is the breakdown of estimated international and Puerto Rico fees in U.S. dollars:

United Kingdom	$140,907
Argentina	24,084
Colombia	13,000
Dubai	9,864
Finland	6,425
Puerto Rico	2,000

$196,280

Audit Committee Pre-Approval of Independent Accountant Services

        The audit committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

        Ernst & Young LLP has been selected by the audit committee to serve as ILG's independent registered public accountants for the fiscal year ending December 31, 2011. A representative of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

PROPOSAL 4—RATIFICATION OF THE SELECTION OF ILG'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        ILG is asking its stockholders to ratify the selection of Ernst & Young LLP as ILG's independent registered public accounting firm for the year ending December 31, 2011. Although ratification is not required, the board of directors is submitting the selection of Ernst & Young LLP to its stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of ILG and its stockholders.

        The board of directors recommends that you vote FOR the proposal to ratify the selection of Ernst & Young LLP as ILG's independent registered public accounting firm for the year ending December 31, 2011.

 OTHER MATTERS

        Management does not know of any other matters which will be presented for action at the meeting. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

Stockholder Proposals for 2012 Annual Meeting

        An eligible stockholder who wishes to have its qualifying stockholder proposal considered for inclusion in our proxy materials for such meeting must send a qualifying stockholder proposal to our Corporate Secretary at our executive offices at the address below no later than December 16, 2011. To qualify as an eligible stockholder with regard to making a stockholder proposal, a stockholder must, among other things, have continuously held at least $2,000 in market value or 1%, of our outstanding capital stock for at least one year by the date of submission of the stockholder proposal, and must continue to own that amount of stock through the date of the annual meeting.

        If you want to make a proposal or nominate a director for consideration at next year's annual meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may bring a matter to vote upon at an annual meeting by giving adequate notice to our Corporate Secretary. To be adequate, that notice must contain the information specified in our Bylaws and be received by us not earlier than February 28, 2012 nor later than 5:00 p.m., Eastern Time, on March 29, 2012. If, however, the date of the annual meeting is advanced or delayed by more than 30 days from May 24, 2012, timely notice by the stockholder must be delivered not later than the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

        If we do not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2012 Annual Meeting of Stockholders. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

        All proposals or nominations should be addressed to Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attention: Corporate Secretary.

Householding

        The SEC permits a single Notice of Internet Availability of Proxy Materials or set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of our Notice of Internet Availability of Proxy Materials or this proxy statement and the accompanying annual report will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address gave contrary instructions.

        If any beneficiary stockholder residing at such an address desires at this time to receive a separate copy of our Notice of Internet Availability of Proxy Materials or this proxy statement and the attached annual report or if any such stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should provide such instructions to ILG by calling ILG Investor Relations, at 305-666-1861 x6030, or by writing Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, Attention: Investor Relations.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, Interval Leisure Group, Inc., 6262 Sunset Drive, Miami, Florida 33143, ILG will provide without charge to each person that solicited a copy of ILG's 2010 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.iilg.com. ILG will furnish requesting stockholders with any exhibit not contained in its 2010 Annual Report on Form 10-K upon payment of copying costs.

By order of the Board of Directors,
Victoria J. Kincke
 Secretary

Dated: April 7, 2011

 APPENDIX A

EBITDA RECONCILIATION

	Year Ended December 31,
	2010	2009
EBITDA	$151,516	$148,231
Amortization expense of intangibles	26,387	25,961
Depreciation expense	10,537	9,851
Non-cash compensation expense	10,115	10,573

Operating income	104,477	101,846
Interest income	448	952
Interest expense	(35,782)	(37,281)
Other non-operating expense, net	(271)	(1,250)
Income tax provision	(26,457)	(26,058)

Net income	42,415	38,209
Net loss attributable to noncontrolling interest	3	4

Net income attributable to common stockholders	$42,418	$38,213

INTERVAL LEISURE GROUP INC 6262 SUNSET DRIVE MIAMI, FL 33143 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Craig M. Nash 02 Gregory R. Blatt 03 David Flowers 04 Gary S. Howard 05 Lewis J. Korman 06 Thomas J. Kuhn 07 Thomas J. McInerney 08 Thomas P. Murphy, Jr. 09 Avy H. Stein The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To approve a non-binding advisory resolution on executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 years 2 years 1 year Abstain 3 To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4 To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Interval Leisure Group for the fiscal year ending December 31, 2011. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000101327_1 R1.0.0.11699 02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com . INTERVAL LEISURE GROUP INC Annual Meeting of Stockholders 5/24/2011 04:30 PM The stockholder(s) hereby appoint(s) Craig M. Nash, Jeanette E. Marbert and William L. Harvey, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INTERVAL LEISURE GROUP INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:30 PM, EDT on May 24, 2011, at Interval Leisure Group's offices, 6262 Sunset Drive, Miami, Florida 33143, and any adjournment or postponement thereof. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000101327_2 R1.0.0.11699

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2011 INTERVAL LEISURE GROUP INC INTERVAL LEISURE GROUP INC 6262 SUNSET DRIVE MIAMI, FL 33143 0000101326_1 R1.0.0.11699 Meeting Information Meeting Type: Annual Meeting For holders as of: April 04, 2011 Date: May 24, 2011 Time : 4:30 PM EDT Location: Interval Leisure Group 6262 Sunset Drive Miami, Florida 33143 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. XXXX XXXX XXXX XXXX XXXX XXXX 0000101326_2 R1.0.0.11699 1. Notice & Proxy Statement 2. Annual Report Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2011 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Craig M. Nash 02 Gregory R. Blatt 03 David Flowers 04 Gary S. Howard 05 Lewis J. Korman 06 Thomas J. Kuhn 07 Thomas J. McInerney 08 Thomas P. Murphy, Jr. 09 Avy H. Stein The Board of Directors recommends you vote FOR the following proposal: 2 To approve a non-binding advisory resolution on executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote FOR the following proposal: 4 To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Interval Leisure Group for the fiscal year ending December 31, 2011. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 0000101326_3 R1.0.0.11699

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2011 INTERVAL LEISURE GROUP INC 0000101324_1 R1.0.0.11699 Meeting Information Meeting Type: Annual Meeting For holders as of: April 04, 2011 Date: May 24, 2011 Time:4:30 PM EDT Location: Interval Leisure Group 6262 Sunset Drive Miami, Florida 33143 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement 2. Annual Report How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com *If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2011 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. 0000101324_2 R1.0.0.11699

Voting items The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Craig M. Nash 02 Gregory R. Blatt 03 David Flowers 04 Gary S. Howard 05 Lewis J. Korman 06 Thomas J. Kuhn 07 Thomas J. McInerney 08 Thomas P. Murphy, Jr. 09 Avy H. Stein The Board of Directors recommends you vote FOR the following proposal(s): 2 To approve a non-binding advisory resolution on executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote FOR the following proposal(s): 4 To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Interval Leisure Group for the fiscal year ending December 31, 2011. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 0000101324_3 R1.0.0.11699

Voting Instructions 0000101324_4 R1.0.0.11699

QuickLinks

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
PROPOSAL 1—ELECTION OF DIRECTORS
Information Regarding the Director Nominees
CORPORATE GOVERNANCE
Director Compensation
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards for Fiscal Year 2010
Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2010
Stock Vested for Fiscal Year 2010
Pension Benefits for Fiscal Year 2010 and Nonqualified Deferred Compensation for Fiscal Year 2010
PROPOSAL 2—APPROVAL OF NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
PROPOSAL 3—NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Equity Compensation Plan Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES
PROPOSAL 4—RATIFICATION OF THE SELECTION OF ILG'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
ANNUAL REPORTS
  APPENDIX A
EBITDA RECONCILIATION